Exhibit 4(a)

LOAN AGREEMENT

This Loan Agreement (the “AGREEMENT”) is dated as of the 1st day of November, 2011, and is by and among NUGEN ENERGY, LLC, a South Dakota limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the other financial institutions which are or may become a party to this AGREEMENT in accordance with the terms of this AGREEMENT and listed in Exhibit C to this AGREEMENT.

WHEREAS, BORROWER has requested BANKS to lend to BORROWER up to the sum of the lesser of (i) Fifty-Five Million and No/100 Dollars ($55,000,000.00) or (ii) sixty percent (60%) of the appraised value of the PROJECT (the “TERM LOAN”), for the purpose of refinancing BORROWER’S existing indebtedness to Dougherty Funding, LLC partially funding the cost of the construction of an ethanol plant on the real estate described in Exhibit D attached hereto and by this reference made a part hereof (together with all property encumbered by the MORTGAGE or otherwise constituting collateral for the LOANS, the “PROPERTY”) together with a Ten Million and No/100 Dollars ($10,000,000.00) revolving line of credit (“REVOLVING LOAN”). The foregoing may be collectively referred to in this AGREEMENT as the “LOANS” and singly referred to as a “LOAN”.

WHEREAS, BANKS are willing to provide such LOANS to BORROWER upon the terms and conditions herein set forth.

SECTION 1 Definitions.

1.1          “ACCOUNTS BANK” means FNBO in its capacity as depositary bank, bank and securities intermediary hereunder, and any successor to FNBO in such capacity.

1.2          “ADJUSTED EBITDA” means EBITDA less taxes, less capital expenditures and less TAX DISTRIBUTIONS, less non-cash items and less other distributions permitted under this AGREEMENT, in each case for the applicable reporting period.

1.3          “Adjusted Libor Rate” means the LIBOR RATE determined in accordance with this AGREEMENT plus the Applicable Margin at such time.

1.4          “Applicable Margin” means, at any date, (a) in the case of Revolving Loan Advances, 3%, (b) in the case of the Term Loan, 3.25%, and (c) in the case of the Non-Use Fee, 0.5%.

1.5          “ADMINISTRATIVE AGENT” means FNBO in its capacity as administrative agent for the BANKS hereunder, and any successor to FNBO in such capacity.

1.6          “AGENT” means collectively, the ACCOUNTS AGENT, ADMINISTRATIVE AGENT and COLLATERAL AGENT.

1.7          ““BANKS” means collectively the financial institutions which are or become a party to this AGREEMENT and agree to make the LOANS to BORROWER, with any one of the BANKS individually referred to as a “BANK”.

1.8          “BANKING DAY” means a day on which ADMINISTRATIVE AGENT is open for substantially all of its business.

1.9          “BORROWING BASE” means, at any time, an amount equal to the sum of (without duplication):

(a)          75% of the Borrowers’ corn inventory on which BANKS have a first priority lien valued at the lower of cost or Market Price on the date reported, less accounts payable with a first priority lien; plus

(b) 75% of the Borrowers’ Eligible Finished Goods-Ethanol, Corn Oil and Distiller’s Grains Inventory (both wet and dry) on which BANKS have a first priority lien, valued at Market Price; plus

(c) 50% of the Borrowers’ chemical and spare parts inventory on which BANKS have a first priority lien, valued at the lower of cost or Market Price; plus

(d)          80% of the amount of the Borrowers’ Ethanol, Distillers Grains and Corn Oil Eligible Accounts aged thirty (30) days or less, excluding any such accounts reasonably deemed ineligible by Lender; minus

(e) 100% of Debt outstanding under the REVOLVING LOAN and 100% of the exposure under letters of credit issued for the account of BORROWER.

If an item of COLLATERAL could be included in the BORROWING BASE under more than one subparagraph above, such item shall only be included in the BORROWING BASE under the subparagraph that produces the lowest value for such item for purposes of the BORROWING BASE.

1.10        “CLOSING” shall mean the date on which ADMINISTRATIVE AGENT receives this AGREEMENT, executed by BORROWER and the BANKS, together with the TERM NOTES, the REVOLVING NOTES and the other LOAN DOCUMENTS which must be delivered by the CLOSING as provided for in this Agreement.

1.11        “COLLATERAL” means all property (real and personal, tangible and intangible) of the BORROWER with respect to which a security interest, assignment, mortgage or other lien has been or is hereafter granted to or for the benefit of the BANKS. The term includes, but is not limited to, all property encumbered at any time pursuant to the Mortgage, all property encumbered at any time pursuant to the Security Agreement and the Control Agreements, the

assignment, and consents thereto, of the Material Contracts, and the property pledged under any other LOAN DOCUMENTS.
1.12        “COLLATERAL AGENT” means FNBO in its capacity as collateral agent for the BANKS hereunder, and any successor to FNBO in such capacity.

1.13        “COMMITMENTS” means with respect to each BANK, as applicable, such BANK’s respective amount of each LOAN, as applicable, committed to BORROWER by such BANK under this AGREEMENT, which COMMITMENTS for each BANK are listed in Exhibit C to this AGREEMENT.

1.14        “DEFAULTING BANK” means any BANK that (a) has failed to make any portion of the LOANS required to be funded by it hereunder on the date required to be funded by it hereunder within one (1) BANKING DAY of the date when due, (b) has otherwise failed to pay over to the ADMINISTRATIVE AGENT or any other BANK any other amount required to be paid by it hereunder or under any LOAN DOCUMENT within one (1) BANKING DAY of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent, become the subject of a bankruptcy or insolvency proceeding or had its assets and/or control frozen or seized by the applicable banking regulators or other governmental agency.

1.15        “EBITDA” means without duplication Earnings Before Interest, Taxes, Depreciation and Amortization, in each case during the applicable reporting period, all as determined in accordance with GAAP.

1.16        “Eligible Account” means an account owing to BORROWER arising in the ordinary course of BORROWER’s business out of the sale of ethanol, corn oil and/or distiller’s grains in which the BANKS have a perfected first priority security interest and which meets all of the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

(a)

The account is due and payable no later than thirty (30) days after the date of the applicable invoice or other writing evidencing such account, and the account has been due and payable not more than thirty (30) days after the due date stated in the applicable invoice or other writing evidencing such account;

(b)

The account is not owing by an account debtor who has failed to pay twenty-five percent (25%) or more of the aggregate outstanding amount of its accounts owing to BORROWER within thirty (30) days after the due date stated in the applicable invoices or other writings evidencing such accounts;

(c)	The account is due and payable from an account debtor located in the continental United States which is not a subsidiary or affiliate (under common ownership and/or control) of BORROWER;

(d)

The account arose from a bona fide, outright sale of goods by BORROWER or from the performance of services by BORROWER and BORROWER has possession of and will deliver to the AGENT, if requested, shipping and delivery receipts evidencing shipment of the goods or inventory and, if representing services, receipts and/or invoices evidencing that the services have been fully performed for the respective account debtor;

(e)

The account is not subject to any Lien created by BORROWER, or claimed under or through BORROWER, except the security interest of the BANKS, and BORROWER will not make any other assignment thereof or create any further security interest therein nor permit its or their rights therein to be reached by attachment, levy, garnishment or other judicial process;

(f)

The account is the valid and legally enforceable obligation of the account debtor thereunder and is not subject to any claim for credit, netting, set-off, allowance or adjustment by the account debtor or any counterclaim, and the account debtor has not returned any of the goods from the sale of which the account arose, nor has any partial payment been made thereon;

(g)

The account arose in the ordinary course of BORROWER’s business, and the account debtor has not filed bankruptcy, is not insolvent or no material adverse change in the financial condition of the account debtor has occurred;

(h)

The account is not owing by an account debtor who has died or dissolved or terminated its existence, the account debtor’s business has not failed, the account debtor has not disappeared, a receiver has not been appointed for any part of the property of the account debtor, the account debtor has not made an assignment for the benefit of creditors or filed, or has had filed against it, a petition under or the commencement of any proceeding under any bankruptcy code or process;

(i)	The account is not evidenced by a judgment, an instrument or chattel paper;

(j)	The account debtor is not an employee of BORROWER; and

(k)	The account or any portion thereof is acceptable to the AGENT or is not otherwise deemed ineligible by the AGENT in its sole discretion.

An account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account.

The AGENT shall determine whether accounts qualify as Eligible Accounts from time to time in its reasonable discretion and any such determination shall be conclusive and binding for all purposes, absent manifest error.

1.17        “Eligible Finished Goods – Ethanol, Corn Oil and Distiller’s Grains Inventory” means all ethanol, corn oil and distiller’s grains (wet and dry) inventory of BORROWER (i) that is owned by (and in the possession or under the control of) BORROWER as of such date and is not consigned or covered by or subject to a seller’s right to repurchase or any consensual or nonconsensual Lien (including, without limitation, purchase money Liens) in favor of any party other than the BANKS, (ii) that is located at a facility owned or leased (provided the lessor or warehouseman has acknowledged BANKS’ lien in a form acceptable to the AGENT) by BORROWER and listed in Schedule A of the Security Agreement referenced below and is in BORROWER’s exclusive possession, (iii) that is in good and marketable condition, (iv) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (v) that is either currently usable or currently saleable in the normal course of BORROWER’s business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, any such inventory that has been shipped to a customer of BORROWER, even if on a consignment or “sale or return” basis), (vi) is not work-in-process, in transit, obsolete or slow-moving and (vii) no prepayment has been received for such inventory; provided that the AGENT may at any time exclude from Eligible Finished Goods – Ethanol, Corn Oil and Distiller’s Grains Inventory any type of ethanol, corn oil or distiller’s grains inventory that the AGENT reasonably determines to be unmarketable or ineligible in its sole discretion. The AGENT shall have the right, in the exercise of reasonable discretion, to determine whether finished goods ethanol, corn oil and distiller’s grains inventory is eligible for inclusion in the BORROWING BASE at any particular time.

1.18        EQUITY INTEREST” means, with respect to any PERSON, all of the shares of capital stock or units, shares or membership interests of (or other ownership or profit interests in) such PERSON, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or units, shares or membership interests of (or other ownership or profit interests in) such PERSON or warrants, rights or options for the purchase or acquisition from such PERSON of such shares, units or membership interests (or such other interests), and all of the other ownership or profit interests in such PERSON (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, units, membership interests, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.

1.19        “EVENT OF DEFAULT” has the meaning provided for in Section 7 of this AGREEMENT.

1.20        “EXCESS CASH FLOW” means ADJUSTED EBITDA, less scheduled payments on the TERM LOAN, in each case for the applicable reporting period.

1.21        “FIXED CHARGE COVERAGE RATIO” means the ratio derived when comparing (i) ADJUSTED EBITDA to (ii) BORROWER’s scheduled payments on the principal and interest of the LOANS made during the applicable reporting period, excluding any principal repaid on the REVOLVING LOAN.

1.22        “Floor” with respect to the REVOLVING LOAN, means a per annum rate equal to three and three quarters percent (3¾%), and with respect to the TERM LOAN, means a per annum rate equal to four percent (4%).

1.23        “GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of BORROWER referred to in Section 6.1 of this AGREEMENT and the PROJECTIONS described in Section 5.7 of this AGREEMENT. All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.

1.24        “INDEBTEDNESS” with respect to any Person means (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all INDEBTEDNESS of others secured by (or for which the holder of such INDEBTEDNESS has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the INDEBTEDNESS secured thereby has been assumed, (g) all guarantees by such Person of INDEBTEDNESS of others, (h) all capital lease obligations (as determined in accordance with generally accepted accounting principles) of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The INDEBTEDNESS of any Person shall include the INDEBTEDNESS of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such INDEBTEDNESS provide that such Person is not liable therefor.

1.25        “LIBOR RATE” means the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the Three (3) Month LIBOR Rate with respect to the TERM LOAN and as the One (1) Month LIBOR Rate with respect to the REVOLVING LOAN. The LIBOR RATE will be adjusted and determined without notice to BORROWER as set forth herein, as of the date of the REVOLVING NOTES and TERM NOTES, and on the first (1st) day of every third calendar month thereafter with respect to the TERM NOTES and on the first day of each calendar month thereafter with respect to the REVOLVING NOTES (each such date, an “Interest Rate Change Date”) to the Three (3) Month LIBOR RATE with respect to the TERM NOTES and to the One (1) Month LIBOR Rate with respect to the REVOLVING NOTES, which is published in The Wall Street Journal as the reported rate for the date that is two London Banking Days prior to each Interest Rate Change Date. The published LIBOR RATE will be rounded upwards to the next higher one one hundredth (1/100th) of one percent (1%). If the initial Advance under the REVOLVING NOTES or the initial funding of the TERM NOTES occurs on any day other than the first London Banking Day of a month, the initial LIBOR RATE to be in effect until the beginning of the next succeeding month shall be that Three (3) Month LIBOR RATE or One (1) Month LIBOR RATE, as applicable, in effect on the date that is two London Banking Days prior to the first day of the month in which the REVOLVING NOTES and TERM NOTES are dated. If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or the AGENT is unable to determine the LIBOR RATE for any Interest Rate Change Date, the AGENT may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by BANKS on their loans. If the Index becomes unavailable during the term of the LOANS, the AGENT may designate a substitute index after notifying BORROWER. The AGENT will tell BORROWER the current Index rate upon BORROWER’s request. The interest rate change will not occur more often than each month on the first (1st) day of each month with respect to the REVOLVING LOAN and once every three months on the first (1st) day of the applicable month with respect to the TERM LOAN. BORROWER understands that BANKS may make loans based on other rates as well. The one month Index currently is .25% per annum and the three month Index is currently ..43% per annum.

1.26        “LOAN DOCUMENTS” means this AGREEMENT and each agreement or instrument referred to in Section 4 of this AGREEMENT which is executed by or on behalf of BORROWER to govern, evidence or secure the OBLIGATIONS.

1.27        “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the REVOLVING NOTES, November 1, 2012, as to the TERM NOTES, October 31, 2016, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date ADMINISTRATIVE AGENT has received (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

1.28        “London Banking Day” means any day other than a Saturday or Sunday, on which commercial banking institutions in London, England are generally open for business.

1.29        “Market Price” of any inventory means, at any time, the then-current market price of such inventory as reasonably determined by the AGENT.

1.30        “MATERIAL ADVERSE EFFECT” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, operations, results of operations, financial condition, assets, Collateral or liabilities, of BORROWER taken as a whole, (ii) the ability of BORROWER to perform any of its obligations under the LOAN DOCUMENTS, (iii) the rights and remedies of BANKS under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the LOAN DOCUMENTS.

1.31        “MARKETING AND RISK MANAGEMENT CONTRACTS” means the contracts between BORROWER and third parties for the marketing and sale of ethanol products, the marketing and sale of distiller’s dried grains (“DDGS”), the marketing and sale of corn oil, CO2 and other ethanol production byproducts, risk management, management of the PROJECT, including, but not limited to that certain Management Agreement dated on or about November 1, 2011 between BORROWER and Rex NuGen, LLC (the “Management Contract”), and commodity hedging accounts, all of which shall be assigned to the COLLATERAL AGENT and shall be subject to the reasonable approval of the ADMINISTRATIVE AGENT.

1.32        “Material Contracts” means collectively, (a) the Supply Contracts, MARKETING AND RISK MANAGEMENT CONTRACTS, Transportation Contracts, Utility Contracts, and (b) any other contract or agreement, written or oral, of BORROWER, the failure to comply with which could reasonably be expected to have a MATERIAL ADVERSE EFFECT on the BORROWER.

1.33        “MORTGAGE” means, collectively, the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement and Collateral Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement executed and delivered by BORROWER as grantor in favor of COLLATERAL AGENT as mortgagee and COLLATERAL AGENT for the BANKS, creating a first lien on the PROPERTY and a security interest in all of the personal property and fixtures located on the PROPERTY as security for payment of the OBLIGATIONS, and all modifications and amendments thereof.

1.34        “OBLIGATIONS” means the obligation of the BORROWER:

(a)          To pay the principal of, and interest on, the LOANS in accordance with the terms thereof, to pay any fees owed to ADMINISTRATIVE AGENT or BANKS under this AGREEMENT, and to satisfy all of its other liabilities to BANKS whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, restatements and renewals thereof, and substitutions therefore and including, but not limited to, any obligations under letter of credit agreements, swap contracts and credit cards or purchasing cards, agreements or programs and overdrafts and other deposit account liabilities;

(b) To repay to BANKS all amounts advanced by BANKS hereunder, under any other LOAN DOCUMENT (including, without limitation, any protective advance made under the MORTGAGE) or otherwise on behalf of BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensors, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER’s payment and performance of this AGREEMENT; and

(c)          To reimburse BANKS, on demand, for BANKS’ reasonable and necessary out of pocket expenses and costs, including the reasonable fees and expenses of counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the LOAN DOCUMENTS required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in this section of the AGREEMENT.

1.35        “PERMIT” or “PERMITS” means any and all licenses, consents or permits required under any federal, state or local law or regulation, including, but not limited to any environmental law or regulation, required to construct and operate the facility on the PROPERTY after completion of the PROJECT at its operational capacity, including without limitation the following:

(a) An air emissions permit, which PERMIT will allow BORROWER to operate the PROJECT at maximum capacity;

(b) All permits required in connection with the operation of all above or below ground storage tanks at the PROJECT;

(c) A National Pollution Discharge Elimination System Permit for any storm water and/or waste water that is discharged from the PROJECT; and

(d) The other permits listed on Exhibit E attached hereto and incorporated herein by reference.

1.36        “Percentage” means, at any time, with respect to a Bank, in each case expressed as a percentage:

(a)          in the case of a BANK’s obligation to make Advances on the REVOLVING LOAN, or to receive payments on the REVOLVING LOAN, a fraction (i) the numerator of which is such BANK’s REVOLVING LOAN COMMITMENT at such time, and (ii) the denominator of which is the TOTAL REVOLVING LOAN COMMITMENT at such time;

(b)          in the case of a BANK’s obligation to fund its TERM LOAN COMMITMENT or to receive payments on the TERM LOAN, a fraction (i) the numerator of which is such BANK’s TERM LOAN COMMITMENT at such time, and (ii) the denominator of which is the TOTAL TERM LOAN COMMITMENT at such time;

(c)          in the case of a BANK’s right to receive payment of principal or interest with respect to its outstanding LOANS other than as provided for above, a fraction (i) the numerator of which is the amount of the unpaid principal balance of such BANK’s LOANS giving rise to such principal or interest payment, and (ii) the denominator of which the aggregate unpaid principal balance of all LOANS giving rise to such principal or interest payment; and

(d)          in the case of a BANK’s indemnification or similar obligations to a AGENT under this AGREEMENT or the other LOAN DOCUMENTS or in any other cases not addressed in clauses (a) through (c) above, a fraction (i) the numerator of which is such BANK’s REVOLVING LOAN COMMITMENT plus TERM LOAN COMMITMENT at such time, and (ii) the denominator of which is the TOTAL REVOLVING LOAN COMMITMENT plus the TOTAL TERM LOAN COMMITMENT at such time (and the foregoing fraction shall be calculated without regard to whether such BANK or any other BANK has any commitment to make advances under the REVOLVING LOAN or advances under the TERM LOAN at such time).

1.37        “PERSON” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, GOVERNMENTAL AUTHORITY, or other entity of whatever nature. GOVERNMENTAL AUTHORITY means any federal, state, county, or local governmental department, commission, board, bureau, agency, authority, instrumentality or judicial or regulatory body or entity having or asserting jurisdiction as to any of the PROPERTY, the PROJECT or BORROWER, either during the construction of the PROJECT or the operation of the PROJECT following completion thereof, including courts of appropriate jurisdiction.

1.38        “PROJECT” means collectively BORROWER’s ethanol plant, administration building and railroad spur, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, located in Turner County, South Dakota located on the PROPERTY.

1.39        “REQUIRED BANKS” means, at any time, ADMINISTRATIVE AGENT and any combination of BANKS (other than AGENT) whose COMMITMENTS in the LOANS aggregate at least fifty-one percent (51%) of the aggregate COMMITMENTS; provided, however, that the COMMITMENTS of any DEFAULTING BANK other than AGENT shall be excluded for purposes of making a determination of the REQUIRED BANKS.

1.40        “REVOLVING LOAN COMMITMENT” means, with respect to any BANK, the amount set opposite such BANK’s name under the column entitled “Revolving Loan Commitment” on Exhibit C.

1.41        “REVOLVING NOTES” means the promissory note of BORROWER to each BANK with a REVOLVING LOAN COMMITMENT, in the amount of such BANK’s REVOLVING LOAN COMMITMENT, evidencing the REVOLVING LOAN described in Section 2.2 of this AGREEMENT, their restatements, renewals, modifications and extensions.

1.42        “SECURITY AGREEMENT” means the SECURITY AGREEMENT between BORROWER, as debtor, and COLLATERAL AGENT, as secured party and collateral agent for the BANKS, creating a first priority security interest in all of BORROWER’s assets, including general intangibles and payment intangibles, securing the OBLIGATIONS.

1.43        “Supply Contracts” means all agreements and contracts related to the supply of inputs material to operation of BORROWER’s business in effect and entered into from time to time hereafter, as the same such agreements and contracts are amended, restated, supplemental or otherwise modified from time to time.

1.44        “TAX DISTRIBUTIONS” means quarterly cash distributions to BORROWER’s members for the purpose of paying their respective quarterly estimated federal and state income tax payments required to be made by each of BORROWER’s members based upon the operations of BORROWER and the resulting federal and state income tax liability of such members in an amount based upon an assumed combined federal and state tax rate for each member of 42%.

1.45        “TERM LOAN COMMITMENT” means, with respect to any BANK, the amount set opposite such BANK’s name under the column entitled “Term Loan Commitment” on Exhibit C.

1.46        “TERM NOTES” means collectively the TERM NOTES to be executed by BORROWER in favor of each BANK with a TERM LOAN COMMITMENT up to the amount of each such BANK’s TERM LOAN COMMITMENT, their renewals, restatements, modifications and extensions.

1.47        “TOTAL REVOLVING LOAN COMMITMENT” means, at any time, the sum of all BANKS’ REVOLVING LOAN COMMITMENTS at such time.

1.48        “TOTAL TERM LOAN COMMITMENT” means, at any time, the sum of all BANKS’ TERM LOAN COMMITMENTS at such time.

1.49        “Transportation Contracts” means all agreements and contracts in effect presently and entered into from time to time hereafter related to the provision of transportation or shipping services which are material to the operation of BORROWER’s business, as the same such agreements and contracts are amended, restated, supplemented or otherwise modified from time to time.

1.50        “Utility Contracts” means all contracts and agreements in effect presently and entered into from time to time hereafter which are material to the provision to BORROWER of necessary electricity, natural gas, water, fuel oil, and other energy resources in connection with the operation of the PROJECT and BORROWER’s equipment and offices, as the same such agreements and contracts are amended, restated, supplemented or otherwise modified from time to time.

1.51        “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, manager, employee or any person or entity related to or affiliated with BORROWER and prepayments) minus current liabilities.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect in the United States. “Including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. This AGREEMENT and the other LOAN DOCUMENTS shall be construed without regard to any presumption or rule requiring construction against the party causing any such document or any portion thereof to be drafted. The Section and other headings in this AGREEMENT and any index in this AGREEMENT are for convenience of reference only and shall not limit or otherwise affect any of the terms of this AGREEMENT. Similarly, any page footers or headers or similar word processing, document or page identification numbers in this AGREEMENT or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms of this AGREEMENT, nor shall there be any requirement that any such footers or other numbers be consistent from page to page. Unless the context clearly requires otherwise, any reference to a Section of this AGREEMENT refers to all Sections and Subsections thereunder. Any pronoun used herein shall be deemed to cover all genders. Defined terms used in this AGREEMENT may be set forth in Section 1.1 or other Sections of this AGREEMENT, and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa. Unless the context requires otherwise, references herein to “fiscal year” or “fiscal quarter” shall mean the fiscal year or fiscal quarter, as the case may be, of the BORROWER.

SECTION 2 Amount and Terms of the LOANS.

A.	REVOLVING LOAN

          2.1.          Revolving Loan. Subject to the terms of this AGREEMENT and the maximum amount available at any time under the BORROWING BASE, BANKS with a REVOLVING LOAN COMMITMENT severally agree to lend BORROWER, from time to time until the LOAN TERMINATION DATE applicable to the REVOLVING LOAN and up to their respective REVOLVING LOAN COMMITMENTS, such sums as BORROWER may request, but which sums shall not collectively exceed in the aggregate principal amount at any time outstanding the lesser of (i) the amount available under the BORROWING BASE or (ii) Ten Million and No/100 Dollars ($10,000,000.00). The aggregate maximum principal amount outstanding on the REVOLVING LOAN at any time may never exceed the amount of the TOTAL REVOLVING LOAN COMMITMENT or the amount then derived from the BORROWING BASE. Subject to the conditions and limitations set forth in this AGREEMENT, advances and readvances under the REVOLVING LOAN (collectively, “Advances”) will be made to BORROWER, from time to time during the period commencing on the date of this AGREEMENT to but not including the LOAN TERMINATION

DATE applicable to the REVOLVING LOAN, unless extended by written agreement between BANKS, AGENT and BORROWER. So long as no EVENT OF DEFAULT has occurred and is continuing, BORROWER may, from the date of this AGREEMENT through the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, borrow, repay and reborrow sums not to exceed at any time outstanding the lesser of (1) the maximum principal amount available as provided for above as of the relevant date or (2) the BORROWING BASE as of the relevant date.

          In addition to the foregoing, the REVOLVING LOAN shall be deemed to automatically terminate, and all amounts outstanding under the REVOLVING LOAN shall become immediately due and payable, if the occurrence of an EVENT OF DEFAULT (as defined in this AGREEMENT or any other LOAN DOCUMENT) causes the REVOLVING LOAN to become immediately due and payable.

          2.2.          Revolving Notes. On the closing of this AGREEMENT, BORROWER will execute and deliver to the AGENT (i) a REVOLVING NOTE payable to each BANK with a REVOLVING LOAN COMMITMENT a REVOLVING NOTE in the maximum principal amount of up to such BANKS’ respective REVOLVING LOAN COMMITMENTS (the foregoing notes, and any and all restatements, refinancing, replacements, substitutions, modification and amendments thereof, shall be each individually referred to as a “REVOLVING NOTE” and collectively referred to as the “REVOLVING NOTES”). The form of REVOLVING NOTE is attached as Exhibit A. Each BANK will advance its Percentage of each Advance to the AGENT as provided for in this AGREEMENT. The AGENT is authorized to record in a manner satisfactory to the AGENT appropriate notations evidencing the date and amount of each Advance, the interest rate applicable thereto and the date and amount of each payment, which recording shall constitute prima facie evidence, absent manifest error, of the accuracy of the information recorded; provided, however, that the failure to make such recordings or to make such recording accurately shall not affect the obligation of BORROWER under the REVOLVING NOTES, this AGREEMENT and/or any other LOAN DOCUMENT, or affect the validity of any Advance.

          2.3.          Principal Payment. The REVOLVING LOAN shall be payable in full by BORROWER on the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, pursuant to the terms of this AGREEMENT.

          2.4.          Interest.

                (a)          The outstanding principal balance of the REVOLVING LOAN will bear interest at a per annum variable rate equal to the greater of (i) the LIBOR RATE plus the Applicable Margin applicable to the REVOLVING LOAN or (ii) the FLOOR applicable to the REVOLVING LOAN. NOTICE: In no event will the interest rate charged on the REVOLVING LOAN be less than the FLOOR applicable to the REVOLVING LOAN.

                (b)          The outstanding principal balance of the REVOLVING LOAN will bear interest after occurrence and during the continuance of an EVENT OF DEFAULT and after the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, whether by demand, acceleration or otherwise, at a per annum rate equal to 6% plus the interest rate applicable to the REVOLVING LOAN calculated in subsection (a) above, but not to exceed the maximum rate allowed by applicable law.

Interest on the outstanding principal balance of the REVOLVING LOAN will be due and payable by BORROWER monthly, in arrears, on the first calendar day of each month. Accrued interest on the REVOLVING LOAN will also be due and payable in full on the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, whether by acceleration or otherwise. In all cases, interest on the outstanding principal balance of the REVOLVING LOAN and all obligations with respect to which interest accrues pursuant to the terms of this AGREEMENT is computed on a 360 day basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the REVOLVING LOAN and other OBLIGATIONS is computed using this method.

          2.5.          Borrowing Base. In addition to the maximum amount limitation set forth in Section 2.1 above, the aggregate outstanding principal amount of all Advances on the REVOLVING LOAN shall be limited to the amount derived from the BORROWING BASE. The BORROWING BASE may be recalculated at any time at the REQUIRED BANKS’ request, but shall, in any event, be recalculated upon receipt of any Notice of Borrowing.

          If at any time the aggregate outstanding Advances under the REVOLVING LOAN exceed the BORROWING BASE, as calculated by the AGENT from time to time, for any reason, then BORROWER shall immediately upon the AGENT’s demand pay and apply on the REVOLVING LOAN such amounts as are necessary to bring the principal amount outstanding on the REVOLVING LOAN to an amount no greater than the amount derived from the BORROWING BASE.

          The most recent borrowing base certificate delivered by BORROWER to the AGENT shall govern the availability on the REVOLVING LOAN under the BORROWING BASE until such time as BORROWER timely delivers to the AGENT a new borrowing base certificate. The BORROWING BASE shall be deemed to be zero dollars ($0.00) if BORROWER fails to timely deliver to the AGENT a borrowing base certificate at the times provided for in Section 5.1.9 below.

          2.6.          Notice of Borrowing/Disbursements. BORROWER may request an Advance by delivering a notice (a “Notice of Borrowing”) to the AGENT no later than 1:00 p.m. central time on the first BANKING DAY prior to the date of the funding of the requested Advance. Each Notice of Borrowing shall specify the requested (i) date of such Advance which shall be a BANKING DAY, and (ii) the amount of such requested Advance. The AGENT will promptly forward all Notices of Borrowing for an Advance to each BANK with a REVOLVING LOAN COMMITMENT.

          Upon receipt of a Notice of Borrowing for an Advance, BANKS with a REVOLVING LOAN COMMITMENT will, on the date of funding of such Advance, make available to the AGENT in same day funds, such BANK’s respective Percentage of such Advance. After the AGENT’s receipt of such funds, the AGENT will that same day deposit such funds into BORROWER’s account with the ACCOUNTS BANK. Notwithstanding the foregoing, unless the AGENT shall have received notice from a BANK prior to the date of funding of any Advance that such BANK will not make available to the AGENT such BANK’s Percentage of such Advance, the AGENT may assume that each BANK with a REVOLVING LOAN COMMITMENT has made its Percentage available to the AGENT on the date of funding of such Advance in accordance with this Section, and the AGENT may, in reliance upon such assumption, make available to the BORROWER on such date a corresponding amount by depositing the same in BORROWER’s deposit account with the ACCOUNTS BANK.

          The AGENT will remit to each BANK with a REVOLVING LOAN COMMITMENT its Percentage of each payment received by the AGENT on the REVOLVING LOAN; provided, however, that the AGENT may withhold from a DEFAULTING BANK the amount of such DEFAULTING BANK’s Percentage of payments sufficient to pay the obligations of such DEFAULTING BANK under this AGREEMENT and apply such sum to such obligations of the DEFAULTING BANK under this AGREEMENT in such order as determined by the AGENT.

          2.7.          Conditions to Advances. Each request for an Advance under the REVOLVING LOAN shall be deemed to constitute a representation by BORROWER at the time of the request that no EVENT OF DEFAULT exists or is imminent or that, upon giving effect to the Advance, would occur, and that the representations and warranties of BORROWER contained in this AGREEMENT and the other LOAN DOCUMENTS are true in all material respects on or as of the date of such request for an Advance.

          2.8.          Purpose. BORROWER will use the REVOLVING LOAN to finance its purchase of grain inputs for the PROJECT and for general working capital needs.

          2.9.          Fees. In consideration of the extension of the REVOLVING LOAN to BORROWER, BORROWER agrees to pay to the AGENT for the account of each BANK with a REVOLVING LOAN COMMITMENT a fee equal to 0.5% per annum on the unused portion of the REVOLVING LOAN, with such fee determined and payable quarterly, in arrears. BORROWER will also pay to the AGENT an origination fee equal to one percent (1%) of the TOTAL TERM LOAN COMMITMENTS. The foregoing unused fees will be shared by BANKS with a REVOLVING LOAN COMMITMENT pro rata based upon their respective Percentages in the REVOLVING LOAN. The foregoing origination fee will be shared by BANKS pro rata based upon their respective Percentages in the LOANS in total. BORROWER will also pay to ADMINISTRATIVE AGENT the fees and other amounts described and provided for in that certain fee letter of even date with this AGREEMENT between BORROWER and ADMINISTRATIVE AGENT (as it may be amended or modified and in effect from time to time, the “FEE LETTER”) in accordance with the terms of the FEE LETTER.

          2.10.        Maximum Interest Rate. Regardless of any provisions contained in this AGREEMENT or in any other LOAN DOCUMENTS, BANKS shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the LOANS any amount in excess of the maximum rate allowed by law, and in the event any BANK ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the LOAN for which such excess was received, collected or applied, and, if the principal balance of such LOAN is paid in full, any remaining excess shall forthwith be paid to BORROWER. All sums paid or agreed to be paid to the BANKS for the use, forbearance or detention of the indebtedness evidenced by the NOTES and/or this AGREEMENT shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate allowed by law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, BORROWER and BANKS shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the LOANS at the maximum rate allowed by law.

          2.11        Late Fee. With respect to any payment due on the REVOLVING LOAN which is 10 days or more late, in addition to any rights and remedies BANKS may have BORROWER will be charged a late fee equal to 3.000% of the regularly scheduled payment or $25.00 whichever is greater.

B.	Term Loan

          2.12.        Term Loan. Subject to the terms of this Agreement, BANKS with a TERM LOAN COMMITMENT severally agree to lend to BORROWER Fifty-Five Million and No/100 Dollars ($55,000,000.00). The TERM LOAN will be evidenced by those certain TERM NOTES of even date with this AGREEMENT (the foregoing and any and all restatements, refinancing, replacements, substitutions, modification and amendments thereof will be referred to in the AGREEMENT individually as a “TERM NOTE” and collectively as the “TERM NOTES”) in the amount of each BANK’s TERM LOAN COMMITMENT. The form of TERM NOTE is attached as Exhibit B.

          2.13.        Interest. The TERM LOAN will bear interest at a per annum variable rate equal to the greater of (i) the LIBOR Rate plus the Applicable Margin for the TERM LOAN or (ii) the FLOOR applicable to the TERM LOAN. NOTICE: In no event will the interest rate charged on the TERM LOAN be less than the FLOOR applicable to the TERM LOAN. Interest will be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and will be payable quarterly in arrears, together with principal, on the date principal installments are due. The TERM LOAN will bear interest after occurrence and during the continuance of an EVENT OF DEFAULT and after maturity, whether by demand, acceleration or otherwise, at a per annum rate equal to 6% in excess of the interest rate applicable to the TERM LOAN calculated above, but not to exceed the maximum rate allowed by applicable law.

          2.14.        Repayment; Maturity. The principal balance of the TERM LOAN will be payable in equal quarterly installments of $1,375,000, commencing on February 1, 2012, and continuing on each May 1, August 1, November 1 and February 1 thereafter until October 31, 2016 when the outstanding principal balance of the TERM LOAN, together with accrued and unpaid interest, will be due and payable in full. The quarterly principal payment on the TERM LOAN is calculated based upon a ten (10) year amortization schedule. Each BANK with a TERM LOAN COMMITMENT will be entitled to its pro rata share of each principal and interest payment on the TERM LOAN in accordance with its Percentage of the TERM LOAN.

          2.15.   Purpose. The proceeds of the Term Loan will be used by Borrower to refinance and repay in full its existing INDEBTEDNESS to Dougherty Funding LLC.

          2.16.   Prepayment. BORROWER may prepay the TERM LOAN in full or in part at any time; provided, however, that any prepayment of the TERM LOAN in full as a result of refinancing with a lender other than AGENT, BORROWER will pay to ADMINISTRATIVE AGENT, for the account of the BANKS with a TERM LOAN COMMITMENT in accordance with their respective Percentages in the TERM LOAN, a prepayment fee calculated as follows: If the prepayment occurs within the first two (2) years of the TERM LOAN, a fee of one (1%) percent of the original amount of the TERM LOAN (or $55,000,000.00). Any partial prepayments shall be applied to the quarterly installments due in the inverse order of their maturities.

          2.17.   Payments. All principal, interest and fees due under the LOANS, OBLIGATIONS and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the payment due dates set forth above (and with regards to fees, the due dates set forth in the periodic statements mailed to BORROWER by ADMINISTRATIVE AGENT). Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period. If BORROWER makes any prepayment of principal with respect to the TERM LOAN on a day other than the due date, BORROWER shall reimburse the BANKS, on demand, for any resulting reasonable loss, breakage fees or expense (including without limitation, administrative costs) incurred by a BANK including any loss incurred in obtaining, liquidating, or employing deposits from third parties, provided that such BANK shall have delivered to BORROWER a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          2.18    Late Fee. With respect to any payment due on the TERM LOAN which is 10 days or more late, in addition to any rights and remedies BANKS may have BORROWER will be charged a late fee equal to 3.000% of the regularly scheduled payment or $25.00 whichever is greater.

SECTION 3 Representations and Warranties.

To induce BANKS to enter into this AGREEMENT, BORROWER makes the following representations and warranties and agrees that each request for an advance under the REVOLVING LOAN constitutes a reaffirmation of these representations and warranties and that such representations and warranties shall survive until all of the OBLIGATIONS are fully and finally paid and all REVOLVING LOAN COMMITMENTS have terminated:

          3.1     Existence and Power. BORROWER is a limited liability company duly organized and validly existing under the laws of the State of South Dakota. BORROWER has accomplished all necessary actions required by a limited liability company under applicable law to own the PROPERTY and operate the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS to which it is a party. There are no outstanding subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, EQUITY INTERESTS of BORROWER, except as set forth on Exhibit F attached hereto and incorporated herein by reference.

          3.2     Authorization of Borrowing; No Conflict as to Law or Other Agreements. The execution, delivery and performance by BORROWER of the LOAN DOCUMENTS and the borrowings from time to time under this AGREEMENT have been duly authorized by all necessary limited liability company actions of BORROWER and do not and will not (a) require any material consent or approval, or authorization, by any GOVERNMENTAL AUTHORITY, domestic or foreign, other than those obtained and in full force and effect, (b) violate, in any material respect, any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to BORROWER, or violate any provision of the Articles of Organization or operating agreement or any members’ agreement or similar agreement of BORROWER, (c) result in a breach of or constitute a default beyond any applicable cure period under any indenture or loan or credit agreement or any other agreement, lease or instrument to which BORROWER is a party or by which it or its properties may be bound or affected, or (d) other than liens in favor of the COLLATERAL AGENT and the liens set forth in Section 5.4.1 below, result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of BORROWER, in the aggregate exceeding $100,000.00, upon or with respect to any of the properties now owned or hereafter acquired by BORROWER.

          3.3     Legal Agreements. The LOAN DOCUMENTS to which it is a party constitute the legal, valid and binding obligations of BORROWER enforceable against BORROWER in accordance with their respective terms, and as to any LOAN DOCUMENTS to which BORROWER is not a party, BORROWER has no knowledge that any such LOAN DOCUMENTS do not constitute the legal, valid and binding obligations of the parties thereto other than the BANKS and the AGENT, enforceable against such parties in accordance with their respective terms, except in each case (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.4     Licenses and Permits. BORROWER has all necessary PERMITS required for operation of the PROJECT. BORROWER will provide ADMINISTRATIVE AGENT copies of all PERMITS. BORROWER will timely obtain and will retain all necessary PERMITS and licenses to operate its businesses at the PROPERTY. Other than the PERMITS, no consent, permission, order, license, approval or authorization of any GOVERNMENTAL AUTHORITY is necessary or desirable in connection with the operation of the PROJECT. BORROWER has complied with and will continue to comply with all of the terms, conditions, limitations and restrictions contained in any PERMIT.

          3.5     The PROJECT. The PROJECT does not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY. The PROJECT does not violate in any material respect, any applicable PERMIT, zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by ADMINISTRATIVE AGENT.

          3.6     Title to the PROPERTY. BORROWER has good and marketable fee simple title to the PROPERTY and has maintained good and marketable fee simple title to the PROPERTY, except to the extent title is affected by the matters permitted under Section 5.4.1 below. Except as created by the LOAN DOCUMENTS and the liens set forth in Section 5.4.1 below, there is no lien, security interest or other charge or encumbrance upon or with respect to any of the assets, properties or income of BORROWER.

          3.7     Financial Condition. BORROWER maintains its books on a fiscal year basis ending on July 31 of each year. The audited financial statements and schedules of BORROWER for and as of the fiscal year ended July 31, 2011 and the unaudited financial statements and statement of operations and members’ equity and the balance sheet of BORROWER for the period ending August 31, 2011, certified by an officer of BORROWER, copies of which have been delivered to the AGENT, fairly present the financial condition of BORROWER at such dates and the results of their operations for such periods, and since August 31, 2011, there has been no MATERIAL ADVERSE EFFECT. No information, exhibit or report furnished by or on behalf of BORROWER to the AGENT or BANKS contains any material misstatement of fact or omits to state a material fact or any fact or information necessary to make the statements and information contained therein incomplete or not materially misleading. To the best of the knowledge of BORROWER, there is no fact or circumstance current or in the future (so far as BORROWER now foresees) which is reasonably likely to have a MATERIAL ADVERSE EFFECT which has not been set forth herein or in a certificate or statement furnished to ADMINISTRATIVE AGENT by BORROWER.

          3.8     Litigation. There are no actions, suits or proceedings pending or, to the knowledge of BORROWER, threatened against or affecting BORROWER or the properties of BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a MATERIAL ADVERSE EFFECT.

          3.9     Taxes. BORROWER has filed all federal, state and local tax returns which to the knowledge of BORROWER are required to be filed, and BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

          3.10     No Default. There is no event, which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT or any other LOAN DOCUMENT.

          3.11     ERISA. Each “employee benefit plan”, “employee pension benefit plan”, “defined benefit plan” or “multi-employer benefit plan” (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) which the BORROWER has established, maintained or to which it is required to contribute (collectively, the “Plans”) is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (as amended, replaced or supplemented from time to time, “ERISA”), and the Internal Revenue Code and the rules and regulations thereunder as well as the Plan’s terms and conditions. There have been no “prohibited transactions” and no “reportable event” (as such terms are defined in ERISA) has occurred with respect to any Plan. The BORROWER does not have a “multi-employer benefit plan”. The BORROWER has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with a Plan, other than for premiums due in the ordinary course.

          3.12     Environmental Matters. Except as set forth in the Phase I Environmental Report referenced in Section 4 of this AGREEMENT, BORROWER is in compliance in all material respects with all health and environmental laws applicable to BORROWER and its operations and knows of no existing conditions or circumstances that could materially interfere with such compliance in the future. BORROWER has obtained all PERMITS, and approvals required by law for the operation of its business. BORROWER has not identified any “recognized environmental conditions”, as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.

          3.13     Necessary Utilities, Etc. The PROJECT has all necessary electrical, natural gas, water, storm and sewer facilities in place for the proper and efficient operation of the PROJECT to its nameplate capacity. BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn, as specified by its engineers for the maximum output and operation of the plant.

          3.14     Securities Regulation Compliance. BORROWER has complied with all applicable federal, state and local statutes, laws, codes, regulations and ordinances applicable to the public offering and sale of securities in or of BORROWER.

          3.15     Compliance With Law. To the best of BORROWER’s knowledge, the business and operations of BORROWER comply in all respects with all applicable federal, state, regional, county and local laws, including without limitation statutes, rules, regulations and ordinances relating to public health, safety or the environment or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except where the failure to so comply (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

          3.16     Notices. BORROWER has not been given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any GOVERNMENTAL AUTHORITY or in connection with any court proceeding that: (i) BORROWER has violated, or is about to violate, any federal, state, regional, county or local statute, law, rule, regulation, ordinance, PERMIT, judgment or order, including without limitation those relating to environmental, health or safety; (ii) there has been a release, or there is a threat of release, of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from BORROWER’s property, facilities, equipment or vehicles; (iii) BORROWER may, or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); or (iv) any of BORROWER’s property or assets are subject to a lien in favor of any GOVERNMENTAL AUTHORITY for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such GOVERNMENTAL AUTHORITY in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons).

          3.17     Statements. All statements by BORROWER contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of BORROWER at any time pursuant to this AGREEMENT or the other LOAN DOCUMENTS shall constitute representations and warranties made by BORROWER under this AGREEMENT. No representation or warranty of BORROWER contained in this AGREEMENT or any other LOAN DOCUMENT, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to AGENT or the BANKS by or on behalf of BORROWER contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading. To the best of BORROWER’s knowledge, all information material to the transactions contemplated in this AGREEMENT has been disclosed to the AGENT.

          3.18     Regulation U. No part of the proceeds of the LOANS will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by AGENT, BORROWER will furnish to AGENT a statement in conformity with the requirements of Federal Reserve Form U 1 referred to in Regulation U to the foregoing effect.

          3.19     Commodity Accounts. BORROWER does not have any commodity accounts or similar commodity hedging accounts except for those described in the Control Agreements perfecting the BANKS’ security interest in such commodity accounts.

          3.20     Defaults. BORROWER is not in default under or with respect to, or a party to, any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a MATERIAL ADVERSE EFFECT. No EVENT OF DEFAULT has occurred and is continuing or would result from the consummation of the transactions contemplated by the LOAN DOCUMENTS.

          3.21     Investment Company. BORROWER is not an “investment company” within the meaning of the Investment Company Act of 1940.

          3.22     Permits. Each PERMIT necessary or appropriate for operation of Borrowers’ ethanol plant at maximum capacity is listed on Exhibit E.

          3.23     Material Contracts. As of the CLOSING, there are no Material Contracts other than the agreements and contracts disclosed to the AGENT pursuant to this Section.

          (i)       Supply Contracts. As of the CLOSING, there are no Supply Contracts other than those listed on Schedule 3.23(i). BORROWER has made adequate provision for all storage facilities, equipment and inputs, including corn, as specified by BORROWER’s engineers for the maximum output and operation of the PROJECT.

          (ii)       Marketing and Risk Management Contracts. As of the CLOSING, there are no MARKETING AND RISK MANAGEMENT CONTRACTS other than those listed on Schedule 3.23(ii).

          (iii)      Transportation Contracts. As of the CLOSING, there are no Transportation Contracts other than those listed on Schedule 3.23(iii).

          (iv)      Utility Contracts. As of the CLOSING, there are no Utility Contracts other than those listed on Schedule 3.23(iv). BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, natural gas, water, storm and sewer facilities in place for the proper operation of the PROJECT at maximum efficiency.

Each Material Contract is in full force and effect as of the CLOSING and there are no defaults now existing or which would occur with the giving of notice or the passage of time.

SECTION 4 Conditions of Lending.

4.1     Conditions Precedent to the Initial Disbursement. The obligation of BANKS to fund the TERM LOAN and make an initial Advance under the REVOLVING LOAN is subject to the condition precedent, unless waived by the ADMINISTRATIVE AGENT, that ADMINISTRATIVE AGENT shall have received on or before the CLOSING all of the following, each dated (unless otherwise indicated) the day of CLOSING, in form and substance satisfactory to ADMINISTRATIVE AGENT:

4.1.1 This AGREEMENT, and the REVOLVING NOTES, TERM NOTES and other LOAN DOCUMENTS not specifically described below, duly executed on behalf of BORROWER and delivered to ADMINISTRATIVE AGENT.

4.1.2 The MORTGAGE duly executed on behalf of BORROWER and in form acceptable for recording in Turner County, South Dakota.

4.1.3 The FEE LETTER duly executed by BORROWER and delivered to ADMINISTRATIVE AGENT.

4.1.4     The SECURITY AGREEMENT and a SECURITY AGREEMENT AND ASSIGNMENT OF HEDGING ACCOUNTS granting the COLLATERAL AGENT a security interest in BORROWER’S commodity hedging accounts and corresponding Control Agreements, duly executed on behalf of BORROWER and delivered to ADMINISTRATIVE AGENT.

4.1.5     A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the SECURITY AGREEMENT, SECURITY AGREEMENT AND ASSIGNMENT OF HEDGING ACCOUNTS, and the assignments of the Material Contracts, to the extent such security interests are capable of being perfected by filing, and a deposit account control agreement in form and substance acceptable to the ACCOUNTS BANK to perfect the ACCOUNTS BANK’s security interest in any deposit accounts maintained by BORROWER with financial institutions other than the ACCOUNTS BANK and a securities control agreement to perfect any investment property held by a financial intermediary.

4.1.6     An ALTA/ACSM Land Title Survey prepared in accordance with the current accuracy standards jointly adopted by ALTA (American Land Title Association), ACSM (American Congress on Surveying and Mapping) and NSPS (National Society of Professional Surveyors) together with optional survey requirements #2 (vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersections); #6 (identify setbacks); #7 (identify exterior dimensions of all existing and proposed buildings “As-Built”, including square footage of exterior footprint of all buildings, gross floor area of all buildings); and #11 (location of utilities). The survey shall show the location of all easements and encroachments onto or from the PROPERTY that are visible on the PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data. Such surveyor shall certify there are no easements or encroachments upon the PROPERTY except as shown on the survey.

4.1.7     An appraisal to be performed by Natwick Associates Appraisal Services which shows the as-completed value of the PROPERTY and PROJECT addressed to and otherwise acceptable to ADMINISTRATIVE AGENT.

4.1.8     A title commitment from Commercial Partners Title, LLC as agent of Stewart Title Guaranty Company (the “TITLE COMPANY”) at BORROWER’s expense, constituting a commitment by the TITLE COMPANY to issue a mortgagee’s title policy in favor of COLLATERAL AGENT as mortgagee under the MORTGAGE that will be free from all standard exceptions, including mechanics’ liens and all other exceptions not previously approved by AGENT and that will insure the MORTGAGE to be a valid first lien on the PROPERTY. Such loan policy shall include additional endorsement coverage as may be reasonably requested by AGENT, including, without limitation, the following ALTA endorsement forms:

ALTA Endorsement Form 3.1	Zoning-Improved Land
ALTA Endorsement Form 6	Variable Rate Mortgage
ALTA Endorsement Form 8.1	Environmental Lien
ALTA Endorsement Form 9	Comprehensive
ALTA Endorsement Form 27	Usury
ALTA Endorsement Form 16	Access
ALTA Endorsement Form 14	Future Advance
ALTA Endorsement Form 19	Contiguity

ALTA Endorsement Form 26	Subdivision
Deletion of Arbitration Endorsement
ALTA Endorsement Form 17.2	Utility Access covering water, natural gas, telephone, electrical power, sanitary sewer, storm water drainage
Contiguity Endorsement
ALTA Endorsement Form 18	Tax Parcel
ALTA Endorsement Form 20	First Loss

4.1.9     A Phase I Environmental Report of the PROPERTY, as well as any subsequent Environmental Site Assessments issued prior to CLOSING, and such other environmental testing and due diligence as may be reasonably required by ADMINISTRATIVE AGENT, all in form and content satisfactory to ADMINISTRATIVE AGENT and establishing the environmental condition of the PROPERTY as satisfactory to ADMINISTRATIVE AGENT.

4.1.10 Copies of all PERMITS from the applicable regulatory agencies from whom a permit or license is required as of the then current stage of the PROJECT.

4.1.11   Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of ADMINISTRATIVE AGENT that the PROJECT and the contemplated use thereof are permitted by and comply in all material respects with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and GOVERNMENTAL AUTHORITIES having jurisdiction over the PROJECT.

4.1.12   Copies of certificates of insurance demonstrating the types, levels, deductibles, endorsements and other coverage parameter issues to the satisfaction of ADMINISTRATIVE AGENT for all risk property insurance, commercial general liability, an umbrella policy, business automobile liability insurance, environmental liability insurance, worker’s compensation insurance, and the other insurance required in this AGREEMENT, all as required under Section 5.3.1 of this AGREEMENT, with all such insurance in full force and effect and approved by ADMINISTRATIVE AGENT, in the exercise of its reasonable discretion, and naming ADMINISTRATIVE AGENT as an additional insured and loss payee together with appropriate flood insurance, if the PROPERTY is in a flood hazard area. In addition, BORROWER shall provide to ADMINISTRATIVE AGENT proof of insurance for business interruption/extra expense coverage for six months of operating expenses, and also Directors/Officers coverage of no less than $5,000,000.00.

4.1.13 A signed opinion of counsel for BORROWER, addressed to AGENT but for the benefit of and reliance upon by the BANKS, in form and substance acceptable to AGENT and AGENT’s counsel.

4.1.14   A Secretary’s Certificate executed by such person or persons authorized by BORROWER’s organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the LOAN DOCUMENTS to which it is a party, and resolutions or consents authorizing the execution of the LOAN DOCUMENTS to which it is a party and performance in accordance with their terms.

4.1.15 A recently certified copy of BORROWER’s Operating Agreement, and any amendments thereto.

4.1.16 A recently certified copy of BORROWER’s Articles of Organization and any amendments thereto.

4.1.17 A certificate of good standing for BORROWER from the office of the South Dakota Secretary of State.

4.1.18   A copy of each Material Contract together with assignments thereof in favor of AGENT and consents thereto in form satisfactory to AGENT, as well as control agreements reasonably requested by AGENT, and with the management fees in the Management Contract subordinated to the payment of the LOANS, in form reasonably acceptable to AGENT.

4.1.19 The obligations and INDEBTEDNESS of BORROWER to Dougherty Funding LLC and all liens securing such INDEBTEDNESS shall be terminated and released.

4.1.20 AGENT shall have received a duly executed Borrowing Base Certificate dated as of the BANKING DAY preceding the CLOSING.

4.1.21     AGENT has received all fees and other amounts due and payable on or prior to the CLOSING, including the Origination Fee and fees described in the FEE LETTER due at CLOSING, and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by BORROWER pursuant to this AGREEMENT, under any other LOAN DOCUMENT, or any other agreement with AGENT or BANKS.

4.1.22     AGENT has received copies of favorable UCC, tax, judgment, bankruptcy and fixture lien search reports (or other evidence of the same satisfactory to AGENT) in all necessary or appropriate jurisdictions and under all legal and trade names of BORROWER and all other parties requested by AGENT, indicating that there are no prior liens on any of the COLLATERAL other than Permitted Liens;

4.1.23     Evidence satisfactory to AGENT that all necessary utilities are available to the PROJECT, and a copy of each executed Utility Contract and the assignments thereof and consents thereto required in this AGREEMENT and the other LOAN DOCUMENTS, all of the foregoing in form and substance acceptable to AGENT.

4.1.24 Such other matters as AGENT may reasonably require.

In the event AGENT waives any of the foregoing conditions precedent to the initial advance, BORROWER agrees to take all steps required to satisfy the same within thirty (30) days of the funding of the initial Advance or funding of the TERM LOAN and further agrees that failure to do so within such thirty (30) day period shall constitute an EVENT OF DEFAULT.

4.2 All Advances. As of the time of each Advance hereunder:

               (a)     Each of the representations and warranties of BORROWER set forth in Section 3 of this AGREEMENT shall be and remain true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

(b) BORROWER shall be in full compliance with all of the terms and conditions hereof, and no EVENT OF DEFAULT shall have occurred and be continuing or would occur as a result of such Advance; and

(c) Such Advance shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to AGENT or BANKS

(including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for an Advance shall be deemed to be a representation and warranty by BORROWER on the date of such Advance as to the facts specified in paragraphs (a) through (c) of this Section 4.2.

SECTION 5 Covenants of BORROWER.

5.1     Financial Information and Reporting. Except as otherwise stated in this AGREEMENT, all financial information provided to ADMINISTRATIVE AGENT shall be compiled using GAAP consistently applied. During the time period that any amounts are outstanding under the OBLIGATIONS or this AGREEMENT or the LOAN DOCUMENTS to which it is a party and any COMMITMENTS are outstanding, unless ADMINISTRATIVE AGENT shall otherwise agree in writing:

5.1.1   BORROWER shall provide ADMINISTRATIVE AGENT within 120 days of BORROWER’s fiscal year end, BORROWER’s annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant reasonably acceptable to ADMINISTRATIVE AGENT, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any EVENT OF DEFAULT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT, specifying the nature and duration of the default. Such audit statement shall be accompanied by the accountants’ calculations of BORROWER’s compliance with the financial covenants contained in Section 5 of this AGREEMENT as of the said fiscal year end.

5.1.2   BORROWER will furnish to ADMINISTRATIVE AGENT within thirty (30) days after the end of each calendar month monthly internally prepared financial statements consisting of a balance sheet and income statement of BORROWER as of the end of such period, and income statements and statements of cash flow for such period and year to date, prepared in accordance with GAAP, all in reasonable detail, except for the absence of financial footnotes, and calculations of the financial covenants set forth below.

5.1.3   For each quarter of each fiscal year, BORROWER will deliver to ADMINISTRATIVE AGENT, within forty-five (45) days of each full fiscal quarter end, a certificate in form reasonably acceptable to ADMINISTRATIVE AGENT that has been signed by an authorized manager or officer of BORROWER, which: 1) certifies that the statements required by Section 5.1.1 and 5.1.2 have been accurately prepared in accordance with GAAP applied consistently (except for the absence of financial footnotes to the statements furnished under Section 5.1.2 and normal or customary year-end adjustments to the statements furnished under Section 5.1.2); 2) contains calculations of the financial covenants contained in Section 5 of this AGREEMENT and certifies compliance with such financial covenants, and 3) certifies that neither the authorized manager or officer nor BORROWER has knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the other LOAN DOCUMENTS.

5.1.4   BORROWER will deliver to ADMINISTRATIVE AGENT each month, within thirty (30) days of each month end, a monthly Production Report, in form reasonably acceptable to ADMINISTRATIVE AGENT, reporting for such month BORROWER’s Input and Output amounts and costs of Corn Usage, DDGS output, Ethanol output, and if applicable, CO2 output and corn oil output.

5.1.5 BORROWER shall notify ADMINISTRATIVE AGENT of the existence of any EVENT OF DEFAULT promptly after such EVENT OF DEFAULT becomes known to any officer, director or general manager of BORROWER.

5.1.6   BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to ADMINISTRATIVE AGENT.

5.1.7   BORROWER will give ADMINISTRATIVE AGENT prompt written notice of any material violation as to any environmental matter by BORROWER of which BORROWER obtains knowledge and, of the commencement of any judicial or administrative proceeding adverse to BORROWER relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a MATERIAL ADVERSE EFFECT on any PERMITS held by BORROWER which are material to the operations of BORROWER, and (ii) which will or threatens to impose a material liability on BORROWER to any person or party or which will require a material expenditure by BORROWER to cure any alleged problem or violation.

5.1.8   BORROWER will give prompt notice to ADMINISTRATIVE AGENT of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that is reasonably likely to have a MATERIALLY ADVERSE EFFECT.

5.1.9   BORROWER shall provide monthly BORROWING BASE certificates in form reasonably acceptable to ADMINISTRATIVE AGENT, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE beginning with the certificate with respect to the first month following CLOSING or at the time of any request for an Advance on the REVOLVING LOAN.

5.1.10 BORROWER shall provide to ADMINISTRATIVE AGENT monthly summaries of all grain hedging transactions, from the entity providing BORROWER’s grain hedging account(s), and from any entity providing BORROWER with an ethanol or natural gas hedging account(s), monthly summaries of all ethanol and natural gas hedging transactions.

5.1.11 BORROWER will provide ADMINISTRATIVE AGENT with such other information as it may reasonably request.

5.1.12 BORROWER will deliver to ADMINISTRATIVE AGENT, no later than thirty- (30) days prior to its fiscal year end, its projected financial statements for the ensuing fiscal year, and a budget of BORROWER’s projected capital expenditures for the ensuing fiscal year (“CAPEX BUDGET”).

5.2     Financial Covenants. At all times that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party and any COMMITMENTS are outstanding, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:

5.2.1   BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.10:1.0. The FIXED CHARGE COVERAGE RATIO shall be tested by ADMINISTRATIVE AGENT quarterly on a fiscal quarter basis.

5.2.2   For each fiscal year, BORROWER shall determine and report to ADMINISTRATIVE AGENT, within 120 days after the end of each such fiscal year, the amount of its EXCESS CASH FLOW for such ended fiscal year. Effective on the 120th day after the end of each fiscal year following the CLOSING (each such day, an “EXCESS CASH FLOW REDUCTION DATE”), the BORROWER shall pay and apply to the principal balance of the TERM LOAN an amount equal to forty percent (40%) of the EXCESS CASH FLOW for said ended fiscal year; provided, however, that, the maximum amount of such reduction for any fiscal year shall not exceed $5,000,000.00. Such payments shall not release BORROWER from making any payment of principal or interest otherwise required by this AGREEMENT or the TERM NOTES.

5.2.3 BORROWER shall maintain the minimum WORKING CAPITAL of not less than $10,000,000.00, measured quarterly beginning April 30, 2012.

5.3     Affirmative Covenants. During the time period that any amounts are outstanding under any OBLIGATION, this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party and any COMMITMENTS are outstanding, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER shall:

5.3.1 Provide and maintain at all times and, from time to time at the request of ADMINISTRATIVE AGENT, furnish ADMINISTRATIVE AGENT with proof of payment of premiums on:

(i)           All Risk property policy of insurance with coverage equal to the replacement cost of the facility, as well as casualty/umbrella (Commercial General Liability) insurance) insuring the PROJECT, against all risks, including flood, earthquake, and mechanical and electrical breakdown including testing to the full value of the PROJECT (subject to reasonable loss deductible provisions). Notwithstanding the foregoing, the policy limits on flood and earthquake coverage may be $40,000,000.00 each. BANKS’ interest shall be protected by naming AGENT as additional insured on the liability policies and loss payee on the property policies;

(ii)          Casualty (Commercial General Liability) & Umbrella insurance (including products and completed operations, operations of subcontractors, and contractual liability insurance) with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy. BANKS’ interest shall be protected by naming AGENT as loss payee on all such policies;

(iii) State worker’s compensation insurance, with statutory limits, and Employer’s Liability coverage with coverage of no less than $500,000.00;

(iv)         Business automobile liability insurance insuring all vehicles on the site, including hired and non-owned liability with coverage in the amount of $2,000,000.00 in the form of either a $2,000,000.00 primary policy or a $1,000,000.00 primary policy and a $1,000,000.00 Umbrella policy. BANKS’ interest shall be protected by naming AGENT as loss payee on all such policies;

(v)          Environmental coverage shall be provided for clean up and removal once the Project becomes operational (unless the condition precedent site survey and soil tests establish adverse findings which may generate the need for environmental coverage prior to operation), but only insofar as it is reasonably required by AGENT. BANKS’ interest shall be protected by naming AGENT as additional insured on the liability policies and loss payee on the property policies;

(vi) Directors/Officers coverage of no less than $5,000,000.00; and

(vii) Business Interruption and Extra Expense insurance equal to 100% of the projected revenue loss during a potential interruption of production of not less than six months.

The policies of insurance required pursuant to clauses (i) and (ii) above shall be in form and content and with coverages and deductibles satisfactory to AGENT and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days’ advance written notice to AGENT in the event of cancellation of such policy or change affecting the coverage thereunder. Acceptance of insurance policies referred to above shall not bar AGENT from requiring additional insurance, which it reasonably deems necessary.

5.3.2 Assign to ADMINISTRATIVE AGENT, in form acceptable to ADMINISTRATIVE AGENT, all Material Contracts, together with all consents from the vendors and other parties under such contracts.

5.3.3   Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance reasonably satisfactory to ADMINISTRATIVE AGENT. BORROWER will permit ADMINISTRATIVE AGENT, at ADMINISTRATIVE AGENT’s expense if ADMINISTRATIVE AGENT’s employees make the inspection, but at BORROWER’s expense if ADMINISTRATIVE AGENT contracts with third parties at reasonable expense to make the inspection and if an EVENT OF DEFAULT has occurred, to examine upon reasonable notice and in a manner that does not interfere with the PROJECT or BORROWER’s operations all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.

5.3.4   Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

5.3.5   Allow AGENT and AGENT’s representatives, at any time upon reasonable notice, and at its expense, to conduct such inspections of the PROJECT and BORROWER’s assets, books and records as AGENT may deem necessary for the protection of BANKS’ interest. Provided, however, such inspections shall occur during regular business hours, or such other time as BORROWER and AGENT may agree, shall not occur more frequently than twice per fiscal year unless there shall have occurred and be continuing an EVENT OF DEFAULT and shall not unreasonably interfere with BORROWER’s business operations. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of BANKS, and BORROWER shall not be entitled to rely thereon.

5.3.6 Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

5.3.7   Comply in all material respects with all laws and regulations applicable to its form of organization, offering, sale and regulation of securities, business, and the ownership of its property and the ownership and operation of the PROJECT on the PROPERTY.

5.3.8   Maintain and preserve all PERMITS, licenses, rights, privileges, charters, franchises and easements that are required to hold to construct and operate the PROJECT and comply with the terms, conditions, limitations and restrictions contained in such PERMITS, licenses, rights, privileges, charters, franchises and easements.

5.3.9   Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a MATERIAL ADVERSE EFFECT on BORROWER or the operation of the PROJECT.

5.3.10  Maintain primary banking accounts (including those accounts containing BORROWER’s equity capital) with the ACCOUNTS BANK, other than as otherwise agreed by ADMINISTRATIVE AGENT. AGENT agrees that BORROWER’s payroll and other non-primary accounts may be maintained at local financial institutions on the conditions that, (i) if required by AGENT, BORROWER, AGENT and such local financial institution enter into a control agreement to perfect AGENT’s security interest in such accounts, (ii) that deposits in such accounts do not exceed at any time $250,000.00 and (iii) that BORROWER provide AGENT with copies of the monthly statements relating to such deposit accounts.

5.4     Negative Covenants. During the time period that any amounts are outstanding under any OBLIGATION, or this AGREEMENT or the LOAN DOCUMENTS to which BORROWER is a party and any COMMITMENTS are outstanding, unless the REQUIRED BANKS shall otherwise agree in writing, BORROWER shall not:

5.4.1   Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of AGENT; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to AGENT in writing and approved by AGENT; (iii) liens for taxes or assessments or other governmental charges not delinquent or which BORROWER is contesting in good faith and for which, if required under GAAP or by ADMINISTRATIVE AGENT, BORROWER has reserved against such taxes, assessments or governmental charges in an amount reasonably satisfactory to ADMINISTRATIVE AGENT; (iv) purchase money liens upon or in property acquired or held by BORROWER in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such liens, or liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such lien will extend to or cover any property other than the property being acquired and no such extension, renewal or replacement will extend to or cover property not theretofore subject to the lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of debt at any one time outstanding secured by liens permitted by this clause will not exceed $100,000.00; (v) liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation, but only if any such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and BORROWER has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such lien in the event of an adverse determination; (vi) liens created in favor of a hedging account entity and described in the control agreements to which such hedging account entity, BORROWER and AGENT are party and (vii) carriers’, mechanics’, material suppliers’, repairmen’s and similar liens imposed by law, arising in the ordinary course of BORROWER’s business and securing obligations that are not overdue by more than thirty (30) days or are being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and BORROWER has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such lien in the event of an adverse determination.

5.4.2 Lease, sell, transfer, convey, assign, or otherwise transfer all or any material part of the interest of BORROWER in the PROJECT or the PROPERTY.

5.4.3 Make any changes in BORROWER’S general manager for the PROJECT without the prior written consent of ADMINISTRATIVE AGENT, which consent shall not be unreasonably withheld.

5.4.4 Engage in any line of business materially different from that presently engaged in by BORROWER.

5.4.5 Make any change to its name or organizational structure as a limited liability company.

5.4.6 Make any material changes in its accounting procedures for tax or other purposes except as required by applicable law or GAAP.

5.4.7   Incur any INDEBTEDNESS except: (i) debt arising under this AGREEMENT or another agreement with AGENT (including, but not limited to, documentation relating to letters of credit); (ii) unsecured trade credit incurred in the ordinary course of business; (iii) indebtedness set forth on Schedule 5.4.7, attached hereto and by this reference made a part hereof, if any and (iv) debt incurred in the ordinary course of business secured by purchase money liens permitted in Section 5.4.1 above, provided, that such debt does not exceed at any one time outstanding in the aggregate $100,000 or more. BORROWER shall not borrow other than pursuant to this AGREEMENT or as otherwise permitted hereunder, without permission of ADMINISTRATIVE AGENT. Provided, however, ADMINISTRATIVE AGENT consents to BORROWER in the ordinary course of its business, borrowing up to $100,000.00 cumulatively each year, without further permission from ADMINISTRATIVE AGENT.

5.4.8   Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any entity directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other entity, or to any partner or employee of BORROWER, or of any such entity.

5.4.9   Make, or commit to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $6,000,000.00 in BORROWER’s 2012 fiscal year and in excess of $2,500,000.00 in the aggregate in any single fiscal year thereafter, nor capital expenditures not included in a ADMINISTRATIVE AGENT approved CAPEX BUDGET.

5.4.10  Make or pay, without the prior written consent of ADMINISTRATIVE AGENT, which written consent will not be unreasonably withheld, in and for any fiscal year, distributions or dividends to members or shareholders of BORROWER in excess of the TAX DISTRIBUTIONS permitted below.

(i)     TAX DISTRIBUTIONS. So long as no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of such TAX DISTRIBUTIONS, BORROWER may make TAX DISTRIBUTIONS to its members within thirty (30) days prior to each June 15, September 15 and January 15, each in an amount equal to one fourth (¼) of the estimated income tax liability to be incurred for such year by BORROWER’s members by reason of their membership interest in BORROWER, based upon an assumed 42% combined federal and state income tax rate for each member and based upon BORROWER’s most recent financial information available.

(ii)     Final TAX DISTRIBUTION. BORROWER may make a final TAX DISTRIBUTION to its members within thirty (30) days prior to each April 15, so long as (a) no EVENT OF DEFAULT has occurred and is continuing or would occur after giving effect to the payment of such final TAX DISTRIBUTION described herein and (b) BORROWER has delivered to ADMINISTRATIVE AGENT BORROWER’s annual audited financial statements and compliance statements as required in this AGREEMENT, in an amount equal to the remaining estimated income tax liability to be incurred for such year by BORROWER’s members by reason of their membership interest in BORROWER, based upon an assumed 42% combined federal and state income tax rate for each member and based upon BORROWER’s most recent financial information available, provided, that if the difference between the total tax liability of BORROWER’s members incurred by reason of their membership interest in BORROWER and the amounts previously distributed to such members pursuant to Subsection 6.4.12(i) above is zero or a negative number, then no final TAX DISTRIBUTION may be made by BORROWER under this Subsection 5.4.10(ii).

Notwithstanding anything contained in this Agreement to the contrary, in no event shall any TAX DISTRIBUTIONS be made prior to BORROWER’s full payment and satisfaction of all of BORROWER’s OBLIGATIONS which have accrued to the date of payment of such TAX DISTRIBUTIONS.

5.4.11  Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to ADMINISTRATIVE AGENT in writing.

5.4.12  Make sales to or purchases from any affiliate of BORROWER or extend credit or make payments for services rendered by any affiliate of BORROWER, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of BORROWER.

5.4.13 Sell or dispose of all or substantially all its assets.

5.4.14  Without the prior written consent of the AGENT, redeem, purchase, or retire any of its membership interests or grant or issue, or purchase or retire for any consideration, any warrant, right or option pertaining thereto, or permit any redemption, retirement, or other acquisition by BORROWER of the ownership of the outstanding membership interests of BORROWER.

5.4.15  Except to the extent as could not reasonably be expected to result in a MATERIAL ADVERSE EFFECT, BORROWER will not terminate, amend, modify, or waive any of its rights under (a) its Articles of Organization, Operating Agreement or other organizational documents, or (b) any Material Contract.

5.4.16  BORROWER will not permit any federal, state or local license, PERMIT, registration, consent or approval of any nature which is required or desirable in connection with BORROWER’s business and the operation thereof to expire, lapse, terminate, be suspended or revoked for any reason. In addition, BORROWER will timely apply for any renewals of any PERMIT required for the continued operation of the PROJECT such that the operation of the PROJECT will not be interrupted or suspended.

SECTION 6 EVENTS OF DEFAULT, Rights and Remedies.

6.1     EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give ADMINISTRATIVE AGENT the right to exercise its remedies under this AGREEMENT:

6.1.1 BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANKS.

6.1.2 BORROWER shall fail to provide reports and other information and otherwise comply with the provisions of Section 5.1 above when due.

6.1.3 If BORROWER shall default in the due performance or observance of any of the covenants found in Sections 5.2, 5.4.1, 5.4.2, 5.4.5, 5.4.7, 5.4.8, 5.4.10, 5.4.11, 5.4.13, or 5.4.14.

6.1.4   If BORROWER shall default in the due performance or observance of any other covenant undertaken by them under the LOAN DOCUMENTS and such default shall not have been remedied within ten (10) days after written notice thereof by the AGENT to BORROWER.

6.1.5   BORROWER shall fail to pay any INDEBTEDNESS other than the LOANS in an aggregate principal amount in excess of $100,000.00 due any third party, and such failure shall continue beyond any applicable grace period, or BORROWER shall default under any material agreement binding BORROWER, and such default shall continue beyond any applicable grace period, unless such INDEBTEDNESS or contract default is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such INDEBTEDNESS or damages in the event of an adverse determination.

6.1.6   Any financial statement, representation, warranty, or certificate made or furnished by or with respect to BORROWER to AGENT in connection with this AGREEMENT, or as an inducement to BANKS to enter into this AGREEMENT, or in any separate statement or document to be delivered to AGENT hereunder, shall be materially false, incorrect, incomplete or misleading when made.

6.1.7   BORROWER shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due or shall make an assignment for the benefit of itself or any of its creditors.

6.1.8   Proceedings in bankruptcy, or for reorganization of BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by BORROWER and, except with respect to any such proceedings instituted by BORROWER, shall not be discharged within sixty (60)

days of their commencement.

6.1.9   A receiver or trustee shall be appointed for BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of BORROWER, and except with respect to any such appointments requested or instituted by BORROWER, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by BORROWER, such proceedings shall not be discharged within sixty (60) days of their commencement, or BORROWER shall discontinue business or materially change the nature of its business.

6.1.10  BORROWER shall suffer final judgments for payment of money aggregating in excess of $1,000,000.00 which are not covered, without reservation, by insurance and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

6.1.11  A judgment creditor of BORROWER shall obtain possession of any of BANKS’ collateral by any means, including (without implied limitation) attachment, levy, distraint, replevin, or self-help which is reasonably likely to have a MATERIAL ADVERSE EFFECT.

6.1.12  The PROJECT is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of ADMINISTRATIVE AGENT, is not adequately covered by insurance actually collected or in the process of collection.

6.1.13 [RESERVED]

6.1.14  BORROWER shall fail to maintain a general manager acceptable to ADMINISTRATIVE AGENT, or if BORROWER has not within thirty (30) days following a termination of any such person obtained a replacement to ADMINISTRATIVE AGENT’s satisfaction, which ADMINISTRATIVE AGENT approval shall not unreasonably be withheld.

6.1.15  The filing of any mechanics’, construction, materialmens’ or other liens upon the PROPERTY and/or against the PROJECT which are not released or bonded against (in a manner satisfactory to ADMINISTRATIVE AGENT) for a period in excess of ten (10) BANKING DAYS after the filing date of such lien, unless such lien is being contested by BORROWER in good faith by appropriate proceedings which prevent foreclosure and has established reserves which ADMINISTRATIVE AGENT reasonably deems sufficient to satisfy such lien in the event of an adverse determination.

6.1.16 BORROWER defaults under any Utility Contract for the provision of electricity, natural gas, water or water service or any other utility, or any such contract is terminated,

revoked, altered, amended or restated without the prior written consent of ADMINISTRATIVE AGENT.

6.1.17 BORROWER defaults under any other Material Contract or any such contract is terminated, revoked, altered, amended or restated without the prior written consent of ADMINISTRATIVE AGENT.

6.1.18 BORROWER fails to timely make any required payment of EXCESS CASH FLOW under this AGREEMENT.

6.1.19  The termination, suspension or non-renewal of any PERMIT which causes the PROJECT to cease operations or otherwise which could be have a MATERIAL ADVERSE EFFECT in the discretion or determination of AGENT.

6.1.20  This AGREEMENT or any of the LOAN DOCUMENTS shall cease for any reason to be in full force and effect other than by reason of any action or inaction of the AGENT, or BORROWER shall so assert in writing, or the security interests created by the LOAN DOCUMENTS shall cease to be enforceable or shall not have the priority purported to be created thereby other than by reason of any action or inaction by the AGENT or BORROWER shall so assert in writing, or any event occurs which could reasonably be expected to result in a MATERIAL ADVERSE EFFECT.

6.2     Rights and Remedies. If an EVENT OF DEFAULT shall have occurred and be continuing, ADMINISTRATIVE AGENT may refrain from making any further disbursements hereunder (but ADMINISTRATIVE AGENT may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and ADMINISTRATIVE AGENT may exercise any or all of the following rights and remedies:

6.2.1   ADMINISTRATIVE AGENT may declare the OBLIGATIONS to be terminated, whereupon the same shall forthwith terminate, and ADMINISTRATIVE AGENT and BANKS shall have no further obligation to make any Advances thereunder.

6.2.2   ADMINISTRATIVE AGENT may declare the entire unpaid principal amount of the OBLIGATIONS then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon the OBLIGATIONS, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by BORROWER.

6.2.3 AGENT may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.

6.2.4 AGENT may enter upon the PROPERTY, if allowed under applicable law, and take possession thereof, together with the PROJECT.

6.2.5   The ADMINISTRATIVE AGENT is hereby authorized at any time, and from time to time, without written notice to BORROWER (any such notice being expressly waived by BORROWER) and without regard to the source of any funds, to instruct AGENT to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the BANKS to or for the credit or the account of BORROWER against any and all of the obligations of BORROWER now or hereafter existing under this AGREEMENT or the LOANS or any other LOAN DOCUMENT, irrespective of whether or not the ADMINISTRATIVE AGENT shall have made any demand under this AGREEMENT or such other LOAN DOCUMENT and although such obligations may be unmatured. The ADMINISTRATIVE AGENT agrees promptly to notify BORROWER after any such setoff and the application thereof, however, the parties hereto agree that the failure to give such notice shall in no way affect the validity of such setoff and the application. The rights of the AGENT and the BANKS under this Section 6.2.5 are in addition to other rights and remedies the AGENT and the BANKS may have.

6.2.6 AGENT may exercise any other rights and remedies available to it by law, in equity or agreement.

SECTION 7 Miscellaneous.

7.1     Indemnification by BORROWER. BORROWER shall bear all loss, expense (including reasonable attorneys’ fees) and damage in connection with, and agrees to reimburse, indemnify, defend and hold harmless BANKS, their respective agents, servants and employees from, all claims, demands and judgments made or recovered against BANKS, their respective agents, servants and employees, because of damages, fines, fees, penalties or other charges, bodily injuries, including death at any time resulting there from, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, the operation of the PROJECT, permits applicable to the PROJECT (including, but not limited to, noncompliance with such permits) and other matters relating to the PROJECT, whether or not due to any act of omission or commission, including negligence of BORROWER or the DESIGN-BUILDER or of its or their employees, servants or agents, other than gross negligence or willful misconduct of BANKS or their respective agents. BORROWER’s liability hereunder shall not be limited to the extent of insurance carried by or provided by BORROWER or subject to any exclusion from coverage in any insurance policy. OBLIGATIONS of BORROWER under this Section shall survive the payment of the REVOLVING NOTES and the TERM NOTES. Notwithstanding the foregoing, BORROWER’s liability hereunder shall terminate at such time as a private or governmental plaintiff is barred by the applicable statute of limitations from bringing a claim for the actions giving rise to any BANK’s claim for indemnification hereunder.

7.2     No Waiver; Cumulative Remedies. No failure or delay on the part of AGENT or BORROWER in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law or in equity.

7.3     Amendments, Etc. Any provision of this AGREEMENT and the other LOAN DOCUMENTS may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the BORROWER (b) the REQUIRED BANKS, and (c) the AGENT; provided that:

(a)     any increase in any BANKS’ COMMITMENT may not be made without the consent of the affected BANK, and any extension of the LOAN TERMINATION DATE of a LOAN may not be made without the written consent of each BANK;

(b) any reduction of the Applicable Margin on any LOAN may not be made without the written consent of each BANK;

(c) any change of any of the provisions of this Section may not be made without the written consent of each BANK; and

(e)     any release of any COLLATERAL for the LOANS prior to the time the LOANS are indefeasibly paid in full and the BANKS’ commitment to make Advances has terminated may not be made without the written consent of each BANK.

7.4     Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and sent by first class certified mail, return receipt requested, recognized overnight courier or telecopy (if by telecopy with a confirmation mailed within two BUSINESS DAYS thereafter), to the applicable party at its address indicated below:

If to BORROWER:	NuGen Energy, LLC
27283 447th Avenue
Marion, South Dakota 57043
Attention: General Manager
Telecopy: (605) 648-2190

With copies to:

Rex American Resources Corporation
2875 Needmore Road
Dayton, Ohio 45414
Attention: Zafar Rizvi
Telecopy: 937-276-8643

And

Edward M. Kress
Dinsmore LLP
1100 Courthouse Plaza SW
Dayton, Ohio 45402
Telecopy: 937-463-4947

If to AGENT:	First National Bank of Omaha
1620 Dodge St. STOP 1050
Omaha, NE 68197-1050
Attention: Fallon Savage
Telecopy: 402-602-3519

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails or with an overnight courier, addressed as aforesaid, or, when telecopied, is effective when confirmation of receipt is received, except that notices or requests to AGENT pursuant to any of the provisions hereunder shall not be effective until received by AGENT.

7.5     Time of Essence. Time is of the essence in the performance of this AGREEMENT.

7.6     Execution in Counterparts. The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

7.7     Binding Effect, Assignment. The LOAN DOCUMENTS to which they are parties shall be binding upon and inure to the benefit of BORROWER and BANKS and their respective successors and assigns, except that BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of ADMINISTRATIVE AGENT which consent shall not be unreasonably withheld. Each BANK is extending its COMMITMENTS in the LOANS for its own account, and no BANK may participate, subparticipate, assign or otherwise transfer any of its COMMITMENTS or interests in the LOANS without the prior written consent of ADMINISTRATIVE AGENT, which consent shall not be unreasonably withheld, and ADMINISTRATIVE AGENT shall notify BORROWER of any such participation, subparticipation, assignment or transfer.

7.8     Governing Law. The LOAN DOCUMENTS, to the extent they do not otherwise provide, shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

7.9     Severability of Provisions. Any provision of this AGREEMENT, which is prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

7.10   Headings. Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

7.11   Integration. This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

7.12   Post-Closing Matters. BORROWER, AGENT, and the BANKS acknowledge that the closing of the LOANS provided for herein may occur prior to the time BORROWER has delivered to AGENT all of the items, documents, consents and certifications required pursuant to the terms and provisions of this AGREEMENT. In the event thereof, BORROWER agrees to execute and deliver to AGENT at CLOSING a post closing letter in form and substance acceptable to ADMINISTRATIVE AGENT (the “POST CLOSING LETTER”). BORROWER acknowledges and agrees that, notwithstanding any terms or provisions of this AGREEMENT to the contrary, AGENT and the BANKS are not, and shall not be, required to make available or fund any portion of the LOANS provided for in this AGREEMENT until each of the items, documents, consents and certifications described in the POST CLOSING LETTER have been delivered to ADMINISTRATIVE AGENT in form and content reasonably acceptable to ADMINISTRATIVE AGENT.

7.13   USA Patriot Act Notice. IMPORTANT NOTICE: to help the government fight the funding of terrorism and money laundering activities, the USA Patriot Act requires all banks to obtain and verify the identity of each person or business that opens an account. When BORROWER opens an account AGENT will ask BORROWER for information that will allow BANKS to properly identify BORROWER and AGENT will verify that information. If AGENT cannot properly verify identity within 30 calendar days, AGENT reserves the right to deem all of the balance and accrued interest on the LOANS due and payable immediately.

7.14   Exclusion of Consequential and Special Damages. Notwithstanding anything to the contrary in this Agreement, neither AGENT nor any BANK will be liable for, nor will any measure of damages against AGENT or any BANK include, under any theory of liability (whether legal, strict or equitable), any indirect, consequential, incidental, special or punitive damages or amounts for business interruption, loss of income, revenue, profits or savings arising out of or relating to their performance or non-performance under this AGREEMENT or any LOAN DOCUMENT, and BORROWER hereby waives any right to pursue or recover any of the foregoing damages.

7.15   Waiver of Borrower’s Rights Under Farm Credit Act. BORROWER, having been represented by legal counsel in connection with this AGREEMENT and, in particular, in connection with the waiver contained in this Section, does hereby voluntarily and knowingly waive, relinquish, and agree not to assert at any time, any and all rights that BORROWER may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R Sections 617.7000 through 617.7630, including those provisions which afford BORROWER certain rights, and/or impose on any lender to

BORROWER certain duties, with respect to the collection of any amounts owing hereunder or the foreclosure of any liens securing any such amounts, or which require the AGENT or any present or future BANK or participant to disclose to BORROWER the nature of any such rights or duties. This waiver is given by BORROWER pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to induce the BANKS to fund and extend to BORROWER the credit facilities described herein and to induce those BANKS which are Farm Credit System institutions to agree to provide such credit facilities commensurate with their individual commitments as they may exist from time to time.

7.16   Expenses. To the extent not paid or reimbursed by BORROWER under the Due Diligence and Negotiation Fee under the FEE LETTER, BORROWER agrees to pay the reasonable attorneys fees and disbursements of the AGENT in connection with the preparation and execution of this AGREEMENT and the LOAN DOCUMENTS, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated, and all reasonable recording, filing, title insurance or other fees, costs and taxes incident to perfecting a lien upon the COLLATERAL. BORROWER further agrees to pay the reasonable attorney’s fees and disbursements of the AGENT and the BANKS in connection with the enforcement of the LOAN DOCUMENTS and to indemnify the AGENT and the BANKS and any security trustee and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto) which any of them may pay or incur arising out of or relating to this AGREEMENT or any LOAN DOCUMENT or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Advance except as may arise from the gross negligence or willful misconduct of the party claiming indemnification. BORROWER upon demand by the AGENT, at any time, shall reimburse each such indemnified party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of such indemnified party.

SECTION 8 AGENT

Section 8.1     Appointment and Authority.

          (a)  Each of the BANKS (in its capacity as a BANK) hereby irrevocably appoints, designates and authorizes AGENT to take such action on its behalf under the provisions of this AGREEMENT and each other LOAN DOCUMENT and to exercise such powers and perform such duties as are expressly delegated to AGENT by the terms of this AGREEMENT or any other LOAN DOCUMENT, together with such actions as are reasonably incidental thereto. The provisions of this Section 8 are solely for the benefit of AGENT and the BANKS, and neither the BORROWER nor any other PERSON shall have rights as a third party beneficiary of any of such provisions.

          (b)  Each BANK hereby appoints FNBO as its ADMINISTRATIVE AGENT under and for purposes of each LOAN DOCUMENT. FNBO hereby accepts this appointment and agrees to act as the ADMINISTRATIVE AGENT for the BANKS in accordance with the terms of this AGREEMENT. Each BANK appoints and authorizes the ADMINISTRATIVE AGENT to act on behalf of such BANK under each LOAN DOCUMENT and, in the absence of other written instructions from the REQUIRED BANKS received from time to time by the ADMINISTRATIVE AGENT (with respect to which the ADMINISTRATIVE AGENT agrees that it will comply, except as otherwise provided in this Section 8.1 or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the ADMINISTRATIVE AGENT by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the ADMINISTRATIVE AGENT shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the ADMINISTRATIVE AGENT have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the ADMINISTRATIVE AGENT. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT or any other LOAN DOCUMENT with reference to the ADMINISTRATIVE AGENT is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (c)  Each BANK (in its capacity as a BANK) hereby appoints FNBO as its COLLATERAL AGENT under and for purposes of each LOAN DOCUMENT. FNBO hereby accepts this appointment and agrees to act as the COLLATERAL AGENT for the BANKS in accordance with the terms of this AGREEMENT. Each of the BANKS hereby irrevocably appoints and authorizes the COLLATERAL AGENT to act as the agent of such BANK for purposes of acquiring, holding and enforcing any and all mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances of any nature on collateral granted by BORROWER or other PERSON to the COLLATERAL AGENT in order to secure any of the OBLIGATIONS, together with such powers and discretion as are reasonably incidental thereto. In this connection the COLLATERAL AGENT, and any co-agents, sub-agents and attorneys-in-fact appointed by the COLLATERAL AGENT, as the case may be, pursuant to Section 8.5 for purposes of holding or enforcing any mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances of any nature on any collateral (or any portion thereof) granted under the LOAN DOCUMENTS, or for exercising any rights and remedies thereunder at the direction of the COLLATERAL AGENT, as the case may be, shall be entitled to the benefits of all provisions of this Section 8 as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the COLLATERAL AGENT shall not have any duties or responsibilities, except those expressly set forth herein or in the other LOAN DOCUMENTS, nor shall the COLLATERAL AGENT have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the COLLATERAL AGENT. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT or any other LOAN DOCUMENT with reference to the COLLATERAL AGENT is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (d)  Each BANK hereby appoints and authorizes the ACCOUNTS BANK to act as depository for the COLLATERAL AGENT, on behalf of the BANKS, and as the securities intermediary or bank with respect to any securities accounts held with the ACCOUNTS BANK for the benefit of the COLLATERAL AGENT, on behalf of the BANKS, with such powers as are expressly delegated to the ACCOUNTS BANK by the terms of this AGREEMENT, together with such other powers as are reasonably incidental thereto. The ACCOUNTS BANK hereby accepts this appointment and agrees to act as the depository for the COLLATERAL AGENT, on behalf of the BANKS, and as the securities intermediary or bank with respect to securities accounts held with the ACCOUNTS BANK, for the benefit of the COLLATERAL AGENT, on behalf of the BANKS, in accordance with the terms of this AGREEMENT. Notwithstanding any provision to the contrary contained elsewhere in any LOAN DOCUMENT, the ACCOUNTS BANK shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the ACCOUNTS BANK have or be deemed to have any fiduciary relationship with any BANK, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any LOAN DOCUMENT or otherwise exist against the ACCOUNTS BANK. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this AGREEMENT with reference to the ACCOUNTS BANK is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 8.2     Rights as a BANK. Each Person serving as AGENT hereunder or under any other LOAN DOCUMENT shall have the same rights and powers in its capacity as a BANK as any other BANK and may exercise the same as though it were not an AGENT. Each such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with BORROWER or affiliate thereof as if such Person were not an AGENT hereunder and without any duty to account therefor to the BANKS or any other AGENT.

Section 8.3    Exculpatory Provisions. No AGENT shall have any duties or obligations except those expressly set forth herein and in the other LOAN DOCUMENTS. Without limiting the generality of the foregoing, no AGENT shall:

(i) be subject to any fiduciary or other implied duties, regardless of whether an EVENT OF DEFAULT has occurred and is continuing;

          (ii)     have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other LOAN DOCUMENTS that such AGENT is required to exercise as directed in writing by the REQUIRED BANKS; provided that such AGENT shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the AGENT to liability or that is contrary to any LOAN DOCUMENT or applicable law; or

          (iii)     except as expressly set forth herein and in the other LOAN DOCUMENTS, have any duty to disclose, nor shall any AGENT be liable for any failure to disclose, any information relating to BORROWER or any of its affiliates that is communicated to or obtained by the PERSON serving as an AGENT or any of its affiliates in any capacity.

          No AGENT shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the REQUIRED BANKS (or such other number or percentage of the Lenders as may be necessary, or as such AGENT may believe in good faith to be necessary, under the circumstances as provided in Section 9) or (ii) in the absence of its own gross negligence or willful misconduct. Each AGENT shall be deemed not to have knowledge of any EVENT OF DEFAULT unless and until notice describing such EVENT OF DEFAULT is given to such AGENT in writing by BORROWER.

No AGENT shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this AGREEMENT or any other LOAN DOCUMENT, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any EVENT OF DEFAULT, (iv) the validity, enforceability, effectiveness or genuineness of this AGREEMENT, any other LOAN DOCUMENT or any other agreement, instrument or document, or the perfection or priority of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature created or purported to be created by any LOAN DOCUMENT, or (v) the satisfaction of any condition set forth in this AGREEMENT or any other LOAN DOCUMENT, other than to confirm receipt of items expressly required to be delivered to any such AGENT.

8.4    Reliance by AGENT. Each AGENT shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper PERSON. Each AGENT also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper PERSON, and shall not incur any liability for relying thereon. Each AGENT may consult with legal counsel (who may be counsel for any of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5    Delegation of Duties. Each AGENT may perform any and all of its duties and exercise any and all of its rights and powers hereunder or under any other LOAN DOCUMENT by or through any one or more sub-agents appointed by such AGENT. Each AGENT and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective affiliates or subsidiaries. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the affiliates and subsidiaries of such AGENT and any such sub-agent, and shall apply to their respective activities in connection with their acting as AGENT.

8.6    Resignation or Removal of AGENT. Any AGENT may resign from the performance of all of its functions and duties hereunder and/or under the other LOAN DOCUMENTS at any time by giving thirty (30) days’ prior notice to BORROWER and the BANKS. Any AGENT also may be removed at any time by the REQUIRED BANKS upon thirty (30) days’ prior notice. Such resignation or removal shall take effect upon the appointment of a successor AGENT, in accordance with this Section 8.6.

Upon any notice of resignation by any AGENT or upon the removal of any AGENT by the REQUIRED BANKS, the BANKS shall, so long as no EVENT OF DEFAULT has occurred and is continuing, with the consent (not to be unreasonably withheld or delayed) of BORROWER, appoint a successor to such AGENT hereunder and under each other LOAN DOCUMENT who shall be a commercial bank having a combined capital and surplus of at least Two Hundred Fifty Million and No/100ths Dollars ($250,000,000.00). If no successor AGENT has been appointed by the BANKS within thirty (30) days after the date such notice of resignation was given by such AGENT or the REQUIRED BANKS elected to remove such AGENT, any BANK may petition any court of competent jurisdiction for the appointment of a successor AGENT. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor AGENT, as applicable, who shall serve as such AGENT, hereunder and under each other LOAN DOCUMENT until such time, if any, as the BANKS appoint a successor AGENT, as provided above. Upon the acceptance of a successor’s appointment as an AGENT hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed AGENT, and the retiring or removed AGENT shall be discharged from all of its duties and obligations hereunder or under the other LOAN DOCUMENTS. After the retirement or removal of any AGENT hereunder and under the other LOAN DOCUMENTS, the provisions of this Section 9 shall continue in effect for the benefit of such retiring or removed AGENT, its sub-agents and their respective affiliates and subsidiaries in respect of any actions taken or omitted to be taken by any of them while the retiring AGENT was acting as AGENT.

If a retiring or removed AGENT is the ACCOUNTS BANK, such ACCOUNTS BANK will promptly transfer all of the deposit accounts and security accounts of BORROWER relating to this AGREEMENT to the possession or control of the successor ACCOUNTS BANK, and the ACCOUNTS BANK and BORROWER will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the ACCOUNTS BANK with respect thereto to the successor ACCOUNTS BANK.

If a retiring or removed AGENT is the COLLATERAL AGENT, such COLLATERAL AGENT will promptly transfer any collateral for the LOANS in the possession or control of such COLLATERAL AGENT to the successor COLLATERAL AGENT, and the COLLATERAL AGENT and BORROWER will execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the COLLATERAL AGENT with respect to such collateral property for the LOANS to the successor COLLATERAL AGENT.

8.7    No Amendment to Duties of AGENT Without Consent. No AGENT shall be bound by any waiver, amendment, supplement or modification of this AGREEMENT or any other LOAN DOCUMENT that affects its rights or duties hereunder or thereunder unless such AGENT shall have given its prior written consent, in its capacity as AGENT, thereto.

8.8    Non-Reliance on AGENT and Other BANKS. Each BANK acknowledges that it has, independently and without reliance upon any AGENT or any other BANK or any of their affiliates or subsidiaries and based on such documents and information as it has deemed appropriate, made its own credit analysis of the PROJECT and BORROWER and has made its own decision to enter into this AGREEMENT and make the LOANS. Each BANK also acknowledges that it will, independently and without reliance upon any AGENT or any other BANK or any of their affiliates or subsidiaries and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this AGREEMENT, any other LOAN DOCUMENT or any related agreement or any document furnished hereunder or thereunder.

8.9    COLLATERAL AGENT May File Proofs of Claim. In case of the pendency of any bankruptcy or insolvency proceeding relative to BORROWER (including any event described in Sections 6.1.6, 6.1.7 or 6.1.8 of this AGREEMENT, the COLLATERAL AGENT (irrespective of whether the principal of any LOAN shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the COLLATERAL AGENT or any other BANK shall have made any demand on BORROWER) shall be entitled and empowered, but shall not be obligated to, by intervention in such proceeding or otherwise:

8.9.1   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the LOANS and all other OBLIGATIONS that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the BANKS (including any claim for the reasonable compensation, expenses, disbursements and advances of the BANKS and their respective agents and counsel and all other amounts due the BANKS under this AGREEMENT or the other LOAN DOCUMENTS) allowed in such judicial proceeding;

8.9.2 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

8.9.3   any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each BANK to make such payments to the COLLATERAL AGENT and, in the event that the COLLATERAL AGENT may consent to the making of such payments directly to the BANKS, to pay to the COLLATERAL AGENT any amount due for the reasonable compensation, expenses, disbursements and advances of the AGENT and their respective agents and counsel, and any other amounts due the AGENT under this AGREEMENT and the other LOAN DOCUMENTS.

8.10   Collateral Matters. The BANKS irrevocably authorize the COLLATERAL AGENT, upon the direction of the ADMINISTRATIVE AGENT, to release any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property granted to or held by the COLLATERAL AGENT under any LOAN DOCUMENT upon BORROWER’s full and final satisfaction of the OBLIGATIONS. Upon request by the COLLATERAL AGENT at any time, the BANKS will confirm in writing the COLLATERAL AGENT’s authority to release its interest in particular types or items of property pursuant to this Section 8.10. In each case as specified in this Section 8.10, the COLLATERAL AGENT will, at BORROWER’s expense, execute and deliver to BORROWER such documents as BORROWER may reasonably request to evidence the release of such item of collateral from the assignment and security interest granted under the LOAN DOCUMENTS in accordance with the terms of the LOANS DOCUMENTS and this Section 8.10.

Notwithstanding anything to the contrary in any LOAN DOCUMENT, the powers conferred on the COLLATERAL AGENT under the LOAN DOCUMENTS are solely to protect its interest (on behalf of the BANKS) in the collateral securing the LOANS and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any such collateral in its possession and the accounting for moneys actually received by it under the LOAN DOCUMENTS, the COLLATERAL AGENT shall have no duty as to any such collateral, or responsibility, for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property constituting collateral, whether or not the COLLATERAL AGENT has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any such collateral. The COLLATERAL AGENT shall be deemed to have exercised reasonable care in the custody and preservation of any collateral in its possession if such collateral is accorded treatment substantially equal to that which it accords its own property.

The COLLATERAL AGENT shall not be liable for interest on any money or assets received by it. Assets held in trust by the COLLATERAL AGENT need not be segregated from other assets except to the extent required by law.

Before the COLLATERAL AGENT acts or refrains from acting, it may require a certificate of an appropriate officer of BORROWER at the expense of BORROWER. The COLLATERAL AGENT shall not be liable for any action it takes or omits to take in good faith in reliance on such officer’s certificate.

The COLLATERAL AGENT shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers under the LOAN DOCUMENTS. The COLLATERAL AGENT shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the COLLATERAL AGENT, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the COLLATERAL AGENT shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to BORROWER, to examine the books, records and premises of BORROWER, personally or by agent or attorney and to consult with the officers and representatives of BORROWER, including BORROWER’s accountants and attorneys.

The COLLATERAL AGENT shall be under no obligation to exercise any of the rights or powers vested in it by the LOAN DOCUMENTS at the request, order or direction of the BANKS unless such BANKS have offered to the COLLATERAL AGENT security or indemnity reasonably satisfactory to the COLLATERAL AGENT against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction. The COLLATERAL AGENT shall not be required to give any bond or surety in respect of the performance of its powers and duties under the LOAN DOCUMENTS.

The COLLATERAL AGENT may from time to time, at its option, perform any act that BORROWER agrees hereunder or under any LOAN DOCUMENT to perform and that BORROWER shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence of an EVENT OF DEFAULT) and the COLLATERAL AGENT may from time to time take any other action that the COLLATERAL AGENT reasonably deems necessary for the maintenance, preservation or protection of any of the collateral for the LOANS or of its security interest therein.

The COLLATERAL AGENT is authorized to endorse, in the name of BORROWER, any item, howsoever received by the COLLATERAL AGENT, representing any payment on or other proceeds of any of the collateral for the LOANS.

8.11   Indemnification. Each BANK other than AGENT jointly and severally agrees to indemnify AGENT (to the extent not reimbursed by BORROWER), ratably according to the respective COMMITMENTS of the BANKS, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against AGENT acting as AGENT in any way relating to or arising out of this AGREEMENT or any other LOAN DOCUMENT or any action taken or omitted by AGENT acting as the AGENT under this AGREEMENT or any other LOAN DOCUMENT, provided that no BANK shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from AGENT’s gross negligence or willful misconduct in connection with AGENT acting as AGENT. Without limitation of the foregoing, each BANK jointly and severally agrees to reimburse AGENT promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by AGENT in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this AGREEMENT or any other LOAN DOCUMENT to the extent that AGENT is not reimbursed for such expenses by BORROWER.

8.12   Borrower Indemnity. BORROWER shall indemnify and hold the AGENT and each BANK (each such Person being called an “Indemnitee”) harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees), or disbursements resulting from: (a) the material inaccuracy of any representation or warranty of BORROWER described in this AGREEMENT or the LOAN DOCUMENTS or any financing statements or other financial information provided to Indemnitee; (b) the breach of any covenant or other obligation of BORROWER described in this AGREEMENT or the LOAN DOCUMENTS (including, but not limited to, BORROWER’s failure to comply with any Environmental Law); (c) Indemnitee’s exercise of any of their rights and remedies described in this AGREEMENT or the LOAN DOCUMENTS; or (d) otherwise pertaining to the NOTES, Material Contracts, this AGREEMENT, or the LOAN DOCUMENTS; provided, however, that BORROWER shall not be required to indemnify any Indemnitee to the extent that any claim is found by a non-appealable order of a court with proper jurisdiction to be due to such Indemnitee’s gross negligence or willful misconduct. BORROWER’s obligations to indemnify and hold Indemnitees harmless shall survive the payment of the LOANS and the OBLIGATIONS and the termination of this AGREEMENT or any other LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

          IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NUGEN ENERGY, LLC, a South Dakota limited liability company

By:

Title:

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:

Fallon Savage, Vice President

AgStar Financial Services, PCA, as a BANK

By:

Title:

1st Farm Credit Services, PCA, as a BANK

By:

Title:

1st Farm Credit Services, FLCA, as a BANK

By:

Title:

Farm Credit Services of America, PCA as a BANK

By:

Title:

Farm Credit Services of America, FLCA as a BANK

By:

Title:

Badgerland Financial, FLCA, as a BANK

By:

Title:

Midwest Bank of Western Illinois, as a BANK

By:

Title:

EXHIBIT A
Revolving Note

REVOLVING NOTE

$	November 1, 2011

     For value received, the undersigned, NUGEN ENERGY, LLC, a South Dakota limited liability company (“Borrower”), promises to pay to the order of ________________________ in care of FIRST NATIONAL BANK OF OMAHA, a national banking association in its capacity as Administrative Agent for the Banks (in such capacity, the “Lender”, which term shall include any subsequent holder hereof), in lawful money of the United States of America, at such address as is required by the Lender, the principal sum of _____________ and __/100 Dollars ($_________________) or, if different, the principal amount outstanding under Section 2.1 of the Credit Agreement referred to below.

     This Revolving Note (the “Note”) is issued pursuant to, and is subject to the terms and conditions of, the Loan Agreement, dated on or about the date hereof, among the Borrower, the Lender and the Banks party thereto (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time (the “Credit Agreement”). To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Credit Agreement.

     Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement. Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement.

     The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Lender, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrowers, all of which the Borrowers waive.

     Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note.

     This Note shall be governed by the laws of the State of Nebraska, without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

NUGEN ENERGY, LLC, a South Dakota
limited liability company

By:
Title:

EXHIBIT B
Term Note

TERM NOTE

$__________________	November 1, 2011

     For value received, the undersigned, NUGEN ENERGY, LLC, a South Dakota limited liability company (“Borrower”, promises to pay to the order of _________________________ in care of FIRST NATIONAL BANK OF OMAHA in its capacity as Administrative Agent (in such capacity, the “Lender”; which term shall include any subsequent holder hereof), in lawful money of the United States of America, at such address as is required by the Lender, the principal sum of _______________ and ___/100 Dollars ($_______________).

     This Term Note (the “Note”) is issued pursuant to, and is subject to the terms and conditions of, the Loan Agreement, dated on or about the date hereof, among Borrower, Lender and the Banks party thereto (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time (the “Credit Agreement”). To the extent of any conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used but not defined in this Note have the meanings given to them in the Credit Agreement.

     Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement. Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement.

     The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Lender, at its option, to declare the then outstanding principal balance hereof, all accrued interest thereon, and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the Borrowers, all of which the Borrowers waive.

     Time is of the essence with respect to this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Lender from time to time in respect of the time of payment or any other provision of this Note.

     This Note shall be governed by the laws of the State of Nebraska, without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

NUGEN ENERGY, LLC, an Illinois
limited liability company

By:
Title:

EXHIBIT C
BANKS’ COMMITMENTS

BANK	TERM LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT, TERM LOAN AND REVOLVING LOAN

First National Bank of Omaha	$16,750,000.00	$3,250,000.00	$20,000,000.00
1st Farm Credit Services, PCA	N/A	$2,000,000.00	$2,000,000.00
1st Farm Credit Services, FLCA	$11,000,000.00	N/A	$11,000,000.00
Farm Credit Services of America, PCA	N/A	$1,500,000.00	$10,000,000.00
Farm Credit Services of America, FLCA	$8,500,000.00	N/A
AgStar Financial Services, PCA	$8,500,000.00	$1,500,000.00	$10,000,000.00
Badgerland Financial, FLCA	$6,000,000.00	$1,000,000.00	$7,000,000.00
Midwest Bank of Western Illinois	$4,250,000.00	$750,000.00	$5,000,000.00

Totals	$55,000,000.00	$10,000,000.00	$65,000,000.00

EXHIBIT D
Real Estate Description

Parcel 1:

Lots 1 and 2 of Millennium Ethanol LLC Addition, located in Section 36, Township 100 North, Range 55 West of the 5th P.M. and in Section 31, Township 100 North, Range 54 West of the 5th P.M., Turner County, South Dakota, as shown on the plat recorded in Book 7 of Plats Pages 415-417.

Identification Numbers:

Lot 1: 1100-10055-361-05
Lot 2: 1100-10054-314-00

Parcel 2:

Lot 20, Marion Industrial Park Addition, an addition to the City of Marion, Turner County, South Dakota.

Identification Number 25935-00000-020-00

EXHIBIT E
PERMITS

1.	Final Air Permit – Permit # 28.0502

2.	Above Ground Storage Tank Permit from the South Dakota Department of Environment and Natural Resources

3.	National Pollution Discharge Elimination System Permit, consisting of:
	-	Storm Water Pollution Prevention Plan for Industrial

4.	Fire Protection Permit

5.	.	Railroad Approval/Track Agreement

6.	Site Security Plan

7.	Water Permits
	-	Water Appropriations Permit
	-	Potable Water

8.	Authorization to Discharge Under the Surface Water Discharge System from the State of South Dakota

9.	Tobacco Trade Bureau Permit

10.	Archeological Survey

11.	Risk Management Plan

12.	Spill Prevention, Control and Countermeasure Plan

EXHIBIT F
OUTSTANDING EQUITY INTERESTS

Rex NuGen, LLC	100,100 Class A (voting) Units

Various Producers	2,658,369 Class B (non-voting) Units

SCHEDULE 3.23(i)
Supply Contracts

1.	Farming Services Agreement dated September 26, 2011 between Borrower and Alan Schoenwald

2.	Agency Agreement dated June 25, 2009 between Borrower and FREMAR, LLC for the purchase of corn

3.	Supply Agreement dated June 1, 2011 between Borrower and Dansico US Inc. for the purchase of enzymes

4.	Supply Agreement dated April 1, 2010 between Borrower and U.S.Water Services for the supply of chemicals

SCHEDULE 3.23(ii)
Marketing and Risk Management Contracts

1.	NuGen Ethanol Marketing Agreement dated August 11, 2011 between the Borrower and Archer Daniels Midland Company.

2.	Distiller’s Grain Marketing Agreement dated June 16, 2009 between Borrower and CHS Inc.

3.	Management Agreement dated November 1, 2011 between Borrower and Rex NuGen, LLC

SCHEDULE 3.23(iii)
Transportation Contracts

1.	Car Leasing Agreement between Borrower and General Electric Railcar Services Corporation

2.	Locomotive Lease Agreement dated August 29, 2009 between Borrower and Independent Locomotive Leasing Company, LLC

3.	Master Railcar Lease dated August 5, 2009 between Borrower and The CIT Group/Equipment Financing, Inc.

4.	Railroad Car Lease Agreement dated June 24, 2009 between Borrower and Trinity Industries Leasing Company

5.	Railcar lease between Borrower and GATX Corporation

SCHEDULE 3.23(iv)
Utility Contracts

1.	Utility Management Agreement dated August 1, 2009 between Borrower and Energy Management & Consulting Services, LLC

2.	Electric Service Agreement dated July 14, 2006 between Marion Energy Investments, LLC and Southeastern Electric Cooperative, Inc. as assigned to Borrower

3.	Water User Agreement dated June 14, 2006 between TM Rural Water District and Millenium Ethanol, LLC, as assigned to Borrower

SCHEDULE 5.4.7
Permitted Indebtedness

None